UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a‑101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a‑12
THE DAVEY TREE EXPERT COMPANY
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(1) and 0‑11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

THE DAVEY TREE EXPERT COMPANY

2019 Proxy Statement and
Notice of Annual Meeting of Shareholders

Annual Meeting
Tuesday, May 21, 2019
5:00 p.m., Eastern Daylight Time
The Davey Tree Expert Company
Corporate Headquarters, Davey Institute Building
1500 North Mantua Street, Kent, Ohio 44240

April 5, 2019

Dear Davey Tree Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders to be held at the Company's corporate headquarters in the Davey Institute Building, 1500 North Mantua Street, Kent, Ohio, at 5:00 p.m. EDT on Tuesday, May 21, 2019. We hope you will be able to attend.

We will report on our operations at the Annual Meeting of Shareholders, entertain any discussion, vote on the matters identified in this Proxy Statement, and consider other business matters properly brought before the meeting.

The Notice of Annual Meeting of Shareholders and the Proxy Statement describe the matters to be acted upon at the meeting. Regardless of the number of shares you own, your vote on these matters is important. Whether or not you plan to attend the meeting, we urge you to cast your vote by signing and returning your proxy card. Your vote before the annual meeting will ensure representation of your common shares at the annual meeting should you be unable to attend. If you later decide to vote in person at the meeting, you will have an opportunity to revoke your proxy and vote by ballot.
We look forward to seeing you at the meeting.

Sincerely,

/s/ Karl J. Warnke
Karl J. Warnke Chairman

/s/ Patrick M. Covey
Patrick M. Covey President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 21, 2019

The Proxy Statement, proxy cards, Notice letter, 2018 Annual Report and
Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are available on our website at www.davey.com/about/corporate-information/.

Notice of 2019 Annual Meeting
of Shareholders

Tuesday, May 21, 2019
5:00 p.m., EDT
The Davey Tree Expert Company
Corporate Headquarters, Davey Institute Building
1500 North Mantua Street, Kent, Ohio 44240

The Annual Meeting of Shareholders of The Davey Tree Expert Company will be held at The Davey Tree Expert Company, Davey Institute Building, 1500 North Mantua Street, Kent, Ohio, at 5:00 p.m. EDT on Tuesday, May 21, 2019. The purpose of the meeting is:

1.	To elect as directors the nominees named in this Proxy Statement and recommended by the Board of Directors to the class whose terms expire in 2022.

2.	To hear reports and to transact any other business that may properly come before the meeting.
Shareholders of record at the close of business on March 15, 2019 are entitled to notice of and to vote at the meeting and any postponement or adjournment thereof.
For 2019, we will use the "notice and access" option for the delivery of proxy materials. The Notice of Internet Availability of Proxy Materials will be mailed to our shareholders on or about April 5, 2019. Our Proxy Statement, proxy cards, 2018 Annual Report and Annual Report on Form 10-K for the fiscal year ended December 31, 2018 will be made available to our shareholders on the same date as the Notice is mailed and may be accessed on our Internet website at www.davey.com/about/corporate-information/ and then under "SEC Filings." On or about that date, we will begin mailing paper copies of our proxy materials to shareholders who request them.
All shareholders are invited to attend the meeting. However, seating will be on a first-come, first-served basis, and we cannot guarantee seating for all shareholders.

For the Board of Directors,

/s/ Joseph R. Paul
Joseph R. Paul Executive Vice President, Chief Financial Officer and Secretary

THE DAVEY DIFFERENCE

VISION		MISSION
Provide solutions that promote balance among people, progress and the environment.		Deliver unmatched excellence in client experience, employee strength, safety and financial sustainability as we advance the green industry.

VALUES
Integrity	Improvement	Safety
Leadership	Expertise	Resolve

STRATEGIES		PRIORITIES
Smart Growth		Maintain Focus
Excellent Service Experience		Mission Progress
Differentiate Davey		Align and Adjust
Employee Strength		Diversity
Financial Sustainability

The Davey Tree Expert Company - 2019 Proxy Statement
- i -

PROXY SUMMARY

This summary highlights information elsewhere contained in this Proxy Statement. This summary does not contain all of the information that you should consider, and we encourage you to read the entire Proxy Statement, 2018 Annual Report and the 2018 Form 10-K before voting. In this Proxy Statement, the terms "Davey," "Company," "we," and "our" refer to The Davey Tree Expert Company and its consolidated subsidiaries. The charts below are based on Davey's fiscal year ended December 31, 2018, as well as information for the 2017 and 2016 fiscal years.
2018 Financial Highlights

* 2016 has been adjusted for the two-for-one stock split, effective June 1, 2017.

The Davey Tree Expert Company - 2019 Proxy Statement
- ii -

PROXY SUMMARY

Elements of 2018 Named Executive Officer ("NEO") Compensation

Realized Pay - Amounts actually paid to or on behalf of NEOs

Title	Description
Base Salary	NEO base salaries

Annual Incentive Compensation Plan	Calculated based on 2018 results and paid in 2019

Supplemental Bonus Plan	Bonuses paid in 2018

Perquisites	Paid in 2018 on behalf of the NEOs

Realizable Pay - The value of benefits that may be payable over specific periods of time in the future, as calculated pursuant to the U.S. Securities and Exchange Commission's rules

Title	Description
Stock Options and Stock Appreciation Rights	Awarded in 2018 and exercisable over time in future years

Long-Term Equity Incentives	Awarded in 2018 and payable after retirement

Retirement Plans	Allocated in 2018 and payable after retirement
Other Key Features of NEO Compensation

•	No individual severance / employment agreements

•	No tax related gross-ups

•	Stock redemption time limits / insider trading policy
2018 Named Executive Officer Target Pay Mix
The chart below shows composite percentage values for each element of our NEOs' 2018 compensation. For more information, please see the Summary Compensation Table on page 32 of this Proxy Statement.

Realized Compensation			Realizable (Contingent) Compensation
Salary	Bonuses / Incentives	Perquisites	Stock Awards	Option Awards	Retirement Plans
43.9%	43.0%	4.0%	2.9%	6.1%	0.1%

The Davey Tree Expert Company - 2019 Proxy Statement
- iii -

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 21, 2019

The Board of Directors of The Davey Tree Expert Company (the "Board" or "Board of Directors") requests your proxy for use at the Annual Meeting of Shareholders and at any postponements or adjournments of that meeting. The Annual Meeting of Shareholders of the Company will be held at the Company's corporate headquarters in the Davey Institute Building, 1500 North Mantua Street, Kent, Ohio, at 5:00 p.m. EDT on Tuesday, May 21, 2019. This proxy statement is to inform you about the matters to be acted upon at the meeting.
If you attend the annual meeting, you can vote your shares in person or by ballot. If you do not attend the meeting, your shares can still be voted at the meeting if you sign and return your proxy card. Shares represented by a properly signed proxy card will be voted in accordance with the choices marked on the card. If you return a properly signed proxy card, but do not indicate how to vote your shares, the persons identified on your proxy card as proxies will vote in accordance with the Board of Directors' recommendation, as set forth below:

Proposal	Vote to be cast	See page number below for a detailed explanation of the proposal
Proposal 1 - Election of nominees for director	FOR THE NOMINEES	3
You may revoke your previously submitted proxy before it is voted by submitting another properly signed proxy card with a later date, or by giving notice to us in writing or orally at the annual meeting. Attending the annual meeting will not by itself revoke your proxy.
For 2019, we will use the "notice and access" option for the delivery of proxy materials. The Notice of Internet Availability of Proxy Materials will be mailed to our shareholders on or about April 5, 2019. Our Proxy Statement, proxy cards, 2018 Annual Report and Annual Report on Form 10-K for the fiscal year ended December 31, 2018 will be made available to our shareholders on the same date as the Notice is mailed and may be accessed on our Internet website at www.davey.com/about/corporate-information/ and then under "SEC Filings." On or about that date, we will begin mailing paper copies of our proxy materials to shareholders who request them. The information on our Internet website is not incorporated by reference into, and is not a part of, this Proxy Statement, and our Internet address is included in this Proxy Statement as an inactive textual reference only.
Our 2018 Annual Report, a copy of the Notice letter, and individual proxy cards will be mailed to our shareholders on or about April 15, 2019. Our corporate headquarters are located at 1500 North Mantua Street, Kent, Ohio 44240. Our telephone number is 330.673.9511.
Questions and Answers about the Annual Meeting and Voting
What is a proxy?
It is your legal designation of another person to vote your shares of stock in accordance with the choices marked on your proxy card. That other person is called a proxy. We have designated the persons identified on your proxy card as proxies for the 2019 Annual Meeting of Shareholders.
What is a proxy statement?
It is a document that the U.S. Securities and Exchange Commission's ("SEC") regulations require us to make available to you when we ask you to sign a proxy card. The proxy statement contains information about the matters to be voted upon at the meeting, information about our directors and executive officers and other important information, including how to change your vote after you have already properly submitted a proxy card to vote your shares.

The Davey Tree Expert Company - 2019 Proxy Statement

PROXY STATEMENT

What is the difference between holding shares as a shareholder of record and as a beneficial owner?
If your shares are registered in your name, i.e., you have stock certificates with your name on them, you are a shareholder of record. If your shares are held in the 401KSOP and ESOP Plan in your name, you are a beneficial owner.
What shares are included on the proxy card?
The shares registered in your name as of the record date are included on the white proxy card. The shares held beneficially in your name in the 401KSOP and ESOP Plan as of the record date are included on the green proxy card.
What constitutes a quorum for the Annual Meeting?
A majority of the voting power of the Company present in person or by proxy constitutes a quorum for the Annual Meeting.
Who can vote at the Annual Meeting?
Each share of Davey's common stock, whether held as a shareholder of record or as a beneficial owner, has one vote on each matter.
What is the vote required for each proposal?

Proposal to Elect Directors
Proposal	Vote Required
Proposal 1 - Election of nominees for director
Plurality vote: the nominees receiving the greatest number of "for" votes cast at the Annual Meeting by proxy or by ballot will be elected. A properly executed proxy card or ballot marked "withhold" with respect to election of any nominee will not be voted with respect to that nominee.

The Davey Tree Expert Company - 2019 Proxy Statement

PROPOSAL ONE - ELECTION OF DIRECTORS
Our Regulations provide for the annual election by the shareholders of those directors in the class whose terms in office expire at the Annual Meeting of Shareholders that year. Our Regulations also provide that the Board of Directors will be divided into three classes consisting of not less than three directors (including vacancies), each whose terms in office will expire in consecutive years. Further, the number of directors may be fixed or changed by the shareholders at any meeting of shareholders called to elect directors at which a quorum is present.
Our Board of Directors is now composed of eight directors and one vacancy, with three directors in the class whose terms expire in 2019, two directors and one vacancy in the class whose terms expire in 2020 and three directors in the class whose terms expire in 2021. Each of our directors serves for a term of three years and until a successor is elected or appointed. If the shareholders vote to elect the nominees listed, we expect one vacancy will continue to exist after the Annual Meeting due to the May 21, 2019 retirement of John E. Warfel, a director in the class whose term expires in 2019.
The Nominating and Corporate Governance Committee, which currently consists of John E. Warfel, Committee chair, Patrick M. Covey, President and Chief Executive Officer, Sandra W. Harbrecht, Catherine M. Kilbane and Karl J. Warnke, Chairman of the Board, maintains the ongoing practice of identifying, evaluating and recommending future director prospects who will bring interpersonal skills, integrity and the specific business experience needed to effectively serve as a director for The Davey Tree Expert Company and its shareholders.
In anticipation of Mr. Warfel’s retirement after eleven years of service on the Board, the Nominating and Corporate Governance Committee has recommended to the full Board of Directors, and the Board of Directors has approved the nomination of Ms. Alejandra (Alex) Evans for election to the Board at the Annual Meeting to fill the vacancy.
In anticipation of Mr. Warfel's retirement, the Nominating and Corporate Governance Committee facilitated a director search process for a candidate to fill the vacancy created by Mr. Warfel's retirement, whereby multiple candidates with excellent qualifications were identified and interviewed in a formal evaluation process. Candidates were known business leaders in Northeast Ohio or other large, geographic markets where Davey operates. The Nominating and Corporate Governance Committee members, Davey business associates and other respected professionals in the business community were involved in the initial identification phase. Final candidates were interviewed multiple times by both the Board Chairman and the Nominating and Corporate Governance Committee Chairman. Personal interviews with Committee members and select executive management, including the Chief Executive Officer, were also conducted. Ms. Evans was recommended to the Company as a director candidate by Chairman, Karl J. Warnke.
Ms. Evans will be in the class of directors that includes Messrs. Ginn and Hall, with terms expiring in 2022, and will stand for election at the Annual Meeting for a three-year term.
Proxies cannot be voted for a greater number of persons than the number of nominees named. The Company believes the current directors and the director nominees represent a diverse group of leaders in their respective fields who have the skills and dedication necessary to guide the Company's overall strategic objectives and policies. Although we will not recommend a candidate simply because a vacancy exists, the Nominating and Corporate Governance Committee will continue to search for a qualified candidate to fill the vacancy that exists in the class of directors whose terms expire in 2020.
Directors are responsible for overseeing our business strategy and objectives consistent with their fiduciary duties to shareholders. The Board believes that each director and nominee for director has unique and valuable individual skills and experience that, when taken as a whole, promote the overall management of the Company for the benefit of our shareholders. Moreover, the individual qualifications, accomplishments and characteristics of each of our directors and nominees for director provide us with the variety and depth of knowledge, diversity, judgment and vision necessary to provide effective oversight in guiding our affairs and direction.
We believe that each director and nominee for director has the requisite experience in a variety of fields, including services delivery, industry, transportation, governmental, regulatory, nonprofit, education, and environmental protection, each of which, we believe, provides a diverse range of perspectives, and valuable knowledge and insight concerning various elements of our business.
All directors play an active role in overseeing our business, both at the Board and Committee level. The directors and nominees for director have demonstrated leadership skills in managing business risk and in various aspects of business, government, education and philanthropy, which contributes significantly to fulfilling their responsibility to us and to our shareholders.
The nominees for election as directors for the term expiring in 2022, as well as present directors whose terms will continue after the meeting, appear below.
The Board of Directors recommends you vote for the nominees listed.

The Davey Tree Expert Company - 2019 Proxy Statement

PROPOSAL ONE - Election of Directors

Directors and Nominees for Election at the Annual Meeting

WILLIAM J. GINN
Age: 66
Director since: 2007
Committees: Audit Committee; Compensation Committee (Chair)
Business Experience: Mr. Ginn is a business strategy consultant. From 2014 through 2018, he was Executive Vice President of The Nature Conservancy, an international nonprofit conservation organization, having previously served as its Chief Conservation Officer. He also served that organization as its Director of the Global Forest Partnership, Manager of Division Conservation Programs-NEC, and as Senior Advisor to the Asia Pacific Region. Before joining The Nature Conservancy, Mr. Ginn developed one of the first major U.S. companies in the organic recycling industry, which was later sold to a Fortune 500 solid-waste management company. He has also taught courses in economics and environment as a visiting faculty member at the College of the Atlantic.
Key Qualifications, Attributes and Skills: Mr. Ginn has extensive experience in environmental conservation, most notably in sustainability, recycling and forest conservation, completed undergraduate and graduate work in human ecology and landscape architecture, is well-versed in various aspects of starting, managing, and selling a successful recycling business, and has executive-level management experience.

DOUGLAS K. HALL
Age: 67
Director since: 1998
Committees: Audit Committee (Chair); Compensation Committee
Business Experience: Mr. Hall retired in February 2008 after serving since 1999 as President and Chief Executive Officer of MDA Federal, Inc. ("MDA Federal") (formerly Earth Satellite Corporation), a subsidiary of MDA Corporation, a provider of remote sensing systems and data utilizing geographic information systems. Prior to joining MDA Federal, he was Vice President and Chief Operations Officer of The Nature Conservancy, an international nonprofit conservation organization, from 1996 to 1999. From 1993 to 1996, he served as Assistant Secretary for Oceans and Atmosphere and Deputy Administrator of the National Oceanic and Atmospheric Administration in the U.S. Department of Commerce. He formerly served as a senior fellow for the World Wildlife Fund in Washington, D.C.
Key Qualifications, Attributes and Skills: Mr. Hall has extensive experience in business leadership, financial management and financial audit, is well-versed and experienced in environmental policy, has had significant involvement in human resources and corporate management, and is experienced in mergers and acquisitions and strategic planning.

The Davey Tree Expert Company - 2019 Proxy Statement

PROPOSAL ONE - Election of Directors

Directors and Nominees for Election at the Annual Meeting (continued)

ALEJANDRA EVANS
Age: 51
Nominee for Director
Business Experience: Ms. Evans is the Senior Vice President, Risk Management at USI Insurance Services ("USI"), a leader in insurance brokerage and consulting focused on property and casualty, employee benefits, personal risk, retirement, and other specialty services. Ms. Evans joined USI (previously Wells Fargo Insurance) in 2014. Prior to joining USI, Ms. Evans was a Managing Director in Aon's Global Construction Practice from 2008 to 2014. From 2003 to 2008, Ms. Evans was a sales leader for Wachovia Insurance Services. Prior to 2003, she held various positions with property and casualty insurance brokerage firms.
Key Qualifications. Attributes and Skills: Ms. Evans has extensive experience in leadership, sales, marketing and risk management strategy. Ms. Evans’ experience also includes speaking engagements for insurance and business associates on topics such as Contractual Risk Transfer, Risk Management 101, Builder's Risk, Public-Private Partnerships, Risk Assessment and Leadership.

The Davey Tree Expert Company - 2019 Proxy Statement

PROPOSAL ONE - Election of Directors

Directors Whose Terms Expire in 2020

PATRICK M. COVEY
Age: 55
Director since: 2014
Committees: Nominating and Corporate Governance Committee
Business Experience: Mr. Covey has been with the Company since 1991. He was elected Chief Executive Officer effective July 2017, having served as President since March 2016. He was Chief Operating Officer from February 2012 to July 2017 and was previously appointed as Executive Vice President, Operations in 2007. Prior to that, Mr. Covey served as Vice President and General Manager of the Davey Resource Group, Operations Vice President, Southern Utility Operations, and in various managerial positions within the Company, including Manager of Systems and Process Management and Administrative Manager, Utility Services. Mr. Covey is a CPA with financial and auditing experience with a large national accounting firm and the Company. He is a board member of Environmental Design, Inc., a tree and landscape company headquartered in Texas, a member of the Board of Trustees for the Arbor Day Foundation and a board member of Akron Children's Hospital.
Key Qualifications, Attributes and Skills:  Mr. Covey has over twenty-five years of experience with the Company with involvement in all areas of operations and administrative groups. He has board member experience with nonprofit and professional organizations, and has extensive experience in all aspects of mergers, acquisitions and strategic partnerships.

SANDRA W. HARBRECHT
Age: 69
Director since: 2008
Committees: Compensation Committee; Nominating and Corporate Governance Committee
Business Experience: Ms. Harbrecht has been President and Chief Executive Officer of Paul Werth Associates, a public relations firm, since 2008 and President since 1985. Prior to that, she was a Credit Analyst for Bank One, Columbus NA and also an educator for ten years in the Worthington City School system. She is past Chair of the Board of Trustees for Kent State University and serves on the Dean's Advisory Councils for the Fisher College of Business and the College of Engineering at The Ohio State University. She is also the past Chair of Experience Columbus and a former board member of the Columbus Chamber of Commerce, an accredited member of the Public Relations Society of America, a past chair of the Society's Counselors Academy and a founding member of the PR Council. Ms. Harbrecht also serves as a director on the board of the Motorists Mutual Insurance Company, a regional insurance firm and as an advisory board member of Findley, an independent human resources and employee benefits consulting firm.
Key Qualifications, Attributes and Skills:  Ms. Harbrecht has extensive experience in business marketing, advertising, promotion, public relations and communications, has experience as an educator guiding and facilitating student learning, is significantly involved with college advisory boards and councils, and has over twenty-five years of executive-level experience.

The Davey Tree Expert Company - 2019 Proxy Statement

PROPOSAL ONE - Election of Directors

Directors Whose Terms Expire in 2021

KARL J. WARNKE (Chairman)
Age: 67
Director since: 2000
Committees: Nominating and Corporate Governance Committee
Business Experience: Mr. Warnke retired in July 2017 as Chief Executive Officer of the Company, a position he held since January 2007. He has been the Chairman of the Board since May 2009. He had been an officer of the Company since 1988. He was President and Chief Operating Officer from 1999 through December 31, 2006, and prior to that, he was Vice President and General Manager of Utility Services from 1988 and was named Executive Vice President of the Company from 1993 to 1999. Mr. Warnke has served as a member of the Conference Board's Executive Council for Mid-Cap Companies, a member of the executive committee of the Greater Akron Chamber Board of Directors, and a vice chair of the Board of Trustees for the Ohio Chapter of The Nature Conservancy. He is a director and compensation committee member of the Wikoff Color Corporation, which provides specialty inks throughout the U.S. and select foreign countries.
Key Qualifications, Attributes and Skills:  Mr. Warnke has over forty-four years of experience in the horticulture, arboriculture, landscape and environmental science industry, and has been a board member for nonprofit, for profit and professional organizations for over twenty years. He has extensive experience in business management, strategic plan development, sales, production and management of multiple services and subsidiary companies in the United States and Canada, has thirty years of experience as a corporate officer with executive-level leadership of Davey and its subsidiaries, and serves as a director for a multinational employee-owned ink manufacturing company.

DONALD C. BROWN
Age: 63
Director since: 2016
Committees: Audit Committee; Compensation Committee
Business Experience: Mr. Brown retired in 2017 as Executive Vice President of FedEx Freight, a North American freight shipping company, having served as Executive Vice President, Finance and Administration, and Chief Financial Officer from 2008 to November 2016. Before joining FedEx Freight as Senior Vice President and Chief Financial Officer in 2001, he held financial management positions at FedEx Corporation, FedEx Corporate Services and FedEx Logistics. His prior affiliations include Caliber System, Inc., Roadway Services, Inc. and Ernst & Young. He is a member of the Board of Advisors for Miller Transfer & Rigging, and is a past member of the Board of Directors of the Memphis Development Foundation. Mr. Brown is a graduate of Kent State University where he serves on the College of Business Administration National Advisory Board and National Athletic Development Council, and was recognized in 2014 as a Distinguished Athletic Alumnus.
Key Qualifications, Attributes and Skills: Mr. Brown has over twenty-five years of executive experience with transportation companies involved in freight and parcel delivery services, extensive experience with internal and external financial reporting, including filings with the SEC, interactions with audit committees, as well as executive level responsibility for risk management and human resources, and has thirteen years of experience as a CPA with a large international accounting firm concentrating on financial audit services and acquisitions.

The Davey Tree Expert Company - 2019 Proxy Statement

PROPOSAL ONE - Election of Directors

CATHERINE M. KILBANE
Age: 55
Director since: 2018
Committees: Audit Committee; Nominating and Corporate Governance Committee
Business Experience: Ms. Kilbane retired in 2017 as Senior Vice President, General Counsel and Secretary of The Sherwin-Williams Company, a Fortune 500 global leader in paints and coatings. Prior to joining Sherwin-Williams in 2013, Ms. Kilbane was Senior Vice President and General Counsel from 2003 to 2012 at American Greetings Corporation, one of the world’s largest manufacturers of social expression products. From 1987 to 2003, she was a partner in the general business group at Baker & Hostetler LLP in Cleveland, Ohio. Ms. Kilbane is currently Lead Director of The Andersons, Inc., a diversified agribusiness company in the grain, ethanol, plant nutrient, and rail sectors. She is also a director and Audit Committee member of Interface, Inc., a global flooring company specializing in carbon neutral carpet tile and resilient flooring. She is a member of the board of trustees of the Cleveland Clinic Foundation and a past member of the board of trustees for University Hospitals Health System and United Way of Greater Cleveland.
Key Qualifications, Attributes and Skills:  Ms. Kilbane has over thirty years of experience in corporate law, extensive experience in mergers and acquisitions, including large, multinational transactions, a solid understanding of ensuring shareholder value through her fourteen years of experience with two publicly traded companies and board member experience with for-profit and nonprofit organizations.

The Davey Tree Expert Company - 2019 Proxy Statement

PROPOSAL ONE - Election of Directors

Director Announced Retirement after Annual Meeting

JOHN E. WARFEL
Age: 70
Director since: 2008
Committees: Audit Committee; Nominating and Corporate Governance Committee (Chair)
Business Experience: Mr. Warfel is owner of Warfel Group, Inc., dba Action Coach, a business coaching franchise founded in 2010 and helping business owners with achieving their goals and strategies, and is also currently President of Warfel Enterprises, LLC, a consulting company. He has served on various boards of private companies. He was President of Westfield Financial Corporation, a diverse group of financial services and related companies operating in the United States and Canada and a member of Westfield Group, from 2002 through 2008. He previously served as Chairman of Westfield Bancorp and Chairman of Southern Title Corporation. Prior to joining Westfield Financial Corporation, he was Vice Chairman and President of Oswald Companies, a large regional insurance firm, from 1975 to 2002. He is past President of the Insurance Board of Greater Cleveland, a member of national and local chapters of Property and Casualty Underwriters, past Vice President of the Ohio ESOP Association, past member of the Board of Trustees of Assurex Global, past Chairman of Employer's Resource Council, and past board member and Secretary/Treasurer of the National American Heart Association.
Key Qualifications. Attributes and Skills:  Mr. Warfel has over forty years of executive experience in sales, marketing and growing companies, including significant experience with acquisitions and their integration, and has extensive experience in property and casualty insurance and risk management. He is a business owner, including current ownership of consulting entities, with expertise in succession planning and leadership transitions in small and large companies and has financial acumen and experience with Employee Stock Ownership Plans (ESOPs).

The Davey Tree Expert Company - 2019 Proxy Statement

CORPORATE GOVERNANCE
Director Selection Process
We believe the Board should represent a broad and diverse spectrum of experienced and qualified individuals who are able to contribute value to our business. The Nominating and Corporate Governance Committee is responsible for the review of and recommendation to the Board of Directors of nominees for election as directors. The Committee works with the full Board to develop criteria for open Board positions, taking into account the factors that it deems appropriate. These factors may include identifying a nominee whose array and diversity of talents, experiences, qualifications, personal attributes, and skills would complement those already represented on the Board; the level of independence from us; our current needs, business priorities, objectives and goals; and the need for a certain specialized expertise. In applying these criteria, the Committee considers a candidate's general understanding of elements relevant to the success of a service company in the current business environment, the understanding of our business and our risk factors, senior operating experience with a service company, public company, or other organizations, a broad understanding of and direct experience in corporate business and service delivery, as well as the candidate's educational and professional background. The Board believes that diversity of professional experience, professional training and personal accomplishments are important factors in determining the composition of the Board. The Committee considers candidates suggested by other Board members, management and shareholders. The Committee may also retain a qualified independent third-party search firm to identify and review candidates. Ms. Evans was referred to the Company by Chairman, Karl J. Warnke.
The minimum qualifications a director nominee should possess include depth of knowledge in the nominee's field, diversity of experience and background, demonstrated judgment and vision to oversee and guide our business.
Once a prospective nominee has been identified, the Committee will make an initial determination as to whether to continue with a full review and evaluation. In making this determination, the Committee will take into account all information provided to the Committee, as well as the Committee's own expertise and experience. The Committee will then consider the potential candidate to ensure he or she has exhibited the criteria that the Committee has established for the position, as well as the time and desire to effectively carry out their duties and responsibilities.
If the prospective nominee passes the preliminary review, members of the Committee, as well as other Board members as deemed appropriate, will interview the nominee. Upon completion of this process, the Committee will confer and make a recommendation to the Board. The Board, after reviewing the Committee's report, will make the final determination whether to nominate the candidate. Selection for persons identified to be appointed to a Board position will be conducted in the manner described above. Any shareholder who desires to recommend a prospective nominee for the Board should notify our Corporate Secretary in the manner described below in "Shareholder Nominations for Director."
Shareholder Nominations for Director
Shareholders may nominate candidates for election as directors by following the procedures and complying with the deadlines specified in our Regulations. Under those procedures, any shareholder who proposes to nominate one or more candidates for election as director must, not less than 30 days prior to the meeting at which the directors are elected, notify the Corporate Secretary of the shareholder's intention to make the nomination and provide the Company with all of the information about each of the candidates as would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of the candidate, including (i) name, age, and business and residence address, (ii) principal occupations or employment during the last five years, (iii) the number of shares of the Company beneficially owned by the candidate, (iv) transactions between the candidate and the Company, and (v) all other information required under the rules of the SEC. A copy of the Regulations is available to any shareholder who makes a written request to the Corporate Secretary, and shareholders may submit nominations in writing by sending the submission to the Corporate Secretary, at The Davey Tree Expert Company, 1500 North Mantua Street, Kent, Ohio 44240.
Board Diversity
The Nominating and Governance Committee and the Board considers a diverse group of experiences, characteristics, attributes and skills when considering a director nominee and the Board composition as a whole. The Board seeks to comprise itself of members who possess a range of relevant skills, experience, and expertise that relate directly to our management and operations. Our Board members come from a wide range of industry backgrounds, including environmental consulting, insurance, operations, finance, and executive leadership. While the Board does not maintain a formal policy regarding diversity, it recognizes that having a diverse Board with a variety of viewpoints provides a more comprehensive decision-making process and reflects an increased emphasis on gender and diversity parity by investors. The Company’s commitment is reflected, in part, by the representative members that serve on our current Board as of April 5, 2019.

The Davey Tree Expert Company - 2019 Proxy Statement

CORPORATE GOVERNANCE

Board Independence
The Board reviews, at least annually, director independence. As part of that review, the Board considers transactions and relationships between each director and any member of his or her family, and the Company and its subsidiaries and affiliates. Any such relationships are reported under the heading "Transactions with Related Persons, Promoters and Certain Control Persons" in this Proxy Statement. The purpose of this review is to determine whether any relationships or transactions existed or exist that could be considered inconsistent with a determination that the director is independent. Although our common shares are not listed on the New York Stock Exchange ("NYSE") or on any other exchange, with respect to determining if a director or a director nominee is independent, we utilize the SEC approved standards as developed by the NYSE.
As a result of their most recent review, the Board determined that the following Directors and nominees are independent: Mr. Brown, Ms. Evans, Mr. Ginn, Mr. Hall, Ms. Harbrecht, Ms. Kilbane and Mr. Warfel. No director has been identified as a lead independent director. Mr. Warnke, a former employee of the Company, and Mr. Covey, our President and Chief Executive Officer, a current employee of the Company, are not considered independent directors. In addition, the Board determined that J. Dawson Cunningham, a former director who retired from the Board at the conclusion of our annual meeting of shareholders held on May 15, 2018, was independent.
There are no family relationships between any director, executive officer or director nominee.
The Company also determined by due inquiry that no director has a relationship with our principal independent auditor, Deloitte & Touche LLP ("Deloitte").
Committees of the Board of Directors
The members of each Committee of the Board of Directors are listed in the following table:

Director	Compensation Committee	Audit Committee	Nominating and Corporate Governance Committee
Karl J. Warnke, Chairman			X
Donald C. Brown	X	X
Patrick M. Covey			X
William J. Ginn	(Chair)	X
Douglas K. Hall	X	(Chair)
Sandra W. Harbrecht	X		X
Catherine M. Kilbane		X	X
John E. Warfel(1)		X	(Chair)

(1)
Mr. Warfel has notified the Board of his intention to resign as a director of the Company at the conclusion of the annual meeting. Upon Mr. Warfel's retirement, a new chair of the Nominating and Corporate Governance Committee will be appointed.

The Davey Tree Expert Company - 2019 Proxy Statement

CORPORATE GOVERNANCE

Compensation Committee
The Compensation Committee is composed entirely of independent directors who meet the NYSE's independence standards, which we follow. The Compensation Committee recommends to the Board of Directors the salaries and other compensation of our executive officers, supervises the administration of our benefit programs and assess the risk of our compensation policies and practices. As more fully set out in the "Compensation Discussion and Analysis" in this Proxy Statement, the Compensation Committee does not delegate its authority to set compensation; however, the Board does review recommendations from our Chief Executive Officer regarding the compensation of other officers. Furthermore, the Compensation Committee periodically retains outside consultants to review and discuss compensation and benefit plans. The Compensation Committee met two times in 2018.
When utilized, outside consultants are provided with specific instructions relating to the research to be performed. Once engaged to conduct a salary and bonus-level review, the consultants are directed to compare our plans with those of companies of similar size and in similar industries. Similarly, the consultants are directed to compare and contrast benefit plans that are applicable to private and public companies of similar size and with similar governance structures. Findings by the consultants are reviewed by the Compensation Committee and with the full Board, which then makes the final decisions regarding compensation. The Compensation Committee directed the executive officers to engage Pay Governance LLC ("Pay Governance") to review the compensation structure in 2017, which had been previously reviewed and updated in 2015. The next compensation structure review is scheduled to occur in 2019.
Pay Governance has not provided other professional services to date, including advice related to our insurance and employee benefit programs. In order to perform the services that are required of them, Pay Governance does have access to certain confidential information about us; however, they do not participate in the final strategic decision-making process. Further, Pay Governance is compensated on a fee-based structure and no portion of any payment made to them is dependent upon achieving a certain result or is otherwise commission-based.
Audit Committee
The Audit Committee is composed entirely of independent directors who meet the independence requirements under the NYSE's listing standards and SEC rules. The Board has determined that Mr. Brown qualifies as an audit committee financial expert pursuant to the SEC's rules. The Audit Committee met seven times in 2018.
The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to: the integrity of the Company's financial statements and financial reporting process; the Company's systems of internal accounting and financial controls; the performance of the Company's internal and independent auditors; the independent auditors' qualifications and independence; and compliance with the Company's Code of Conduct and related ethics policies and legal and regulatory requirements. Specifically, the Audit Committee oversees the appointment, engagement, compensation, termination and oversight of the Company's independent auditors, including conducting a review of their independence, reviewing and approving the planned permitted scope of the Company's annual audit, overseeing the independent auditors' audit work, reviewing and preapproving any audit and permitted non-audit services that may be performed by the Company's independent auditors, reviewing with management and the Company's independent auditors the adequacy and effectiveness of the Company's internal control over financial reporting and disclosure controls, and reviewing the Company's critical accounting policies and the application of accounting principles.
In addition, the Audit Committee establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting control over financial reporting or auditing matters and the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee's role also includes meeting to review the Company's annual audited financial statements and quarterly financial statements with management and the Company's independent auditors. The Audit Committee annually reviews the independence and performance of the independent auditor in connection with any determination of whether to retain the independent auditor or engage another firm as our independent auditor. In the course of these reviews, the Committee considers, among other things, the historical and recent performance, and an analysis of known legal risks and significant proceedings.
Nominating and Corporate Governance Committee
Mr. Warfel and Mss. Harbrecht and Kilbane are independent directors who meet the NYSE's independence standards; the other two Committee members, Messrs. Warnke and Covey, are not. The Nominating and Corporate Governance Committee screens and recommends candidates for election as directors and recommends committee members and committee chairpersons for appointment by the Board of Directors. The Committee will consider nominees for the Board of Directors recommended by our shareholders.

The Davey Tree Expert Company - 2019 Proxy Statement

CORPORATE GOVERNANCE

In addition, the Committee reviews, evaluates and recommends changes to the Company's corporate governance policies, and monitors the Company's compliance with these policies.
The Committee also conducts annual performance evaluations of the Board and the committees of the Board and sets and interprets the Board standards for the determination of director independence. The Nominating and Corporate Governance Committee met three times in 2018.
Compensation Committee Interlocks and Insider Participation
No director has been identified as having a relationship that requires disclosure as a compensation committee interlock.
General
Non-independent directors may not serve on the Compensation or Audit Committee. Independent directors generally serve on at least two committees.
The Board met six times in 2018. All incumbent directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served during the period that they served. We encourage our directors to attend the Annual Meeting of Shareholders. In 2018, all directors attended the Annual Meeting of Shareholders.
The charters of the Compensation, Audit and Nominating and Corporate Governance committees, as well as the Corporate Governance Guidelines, are available on the Company's website at www.davey.com/about/corporate-information/ and then under "Board Committee Charters," or by contacting the Corporate Secretary at The Davey Tree Expert Company, 1500 North Mantua Street, Kent, Ohio 44240.
Role of the Board in Risk Oversight
The Board recognizes that it is neither possible nor reasonable to eliminate all risk, and that in order to remain competitive, certain risk-taking is an essential element of every business decision and part of our business strategy. However, the Board also understands that within any business framework, steps must be taken to properly safeguard the assets of the Company, implement and maintain appropriate financial and other controls, and ensure that business is conducted prudently and in compliance with applicable laws and regulations and proper governance.
Assessing and managing risk is the responsibility of management. It is the responsibility of the Board of Directors to oversee risk management. As part of this responsibility, the Board oversees and reviews certain aspects of our risk management efforts. For example, the Board requires that an annual overall assessment of risk be performed and has delegated this oversight of the process to the Audit Committee. This enterprise-wide risk management assessment is designed to review and identify potential events that may affect us, including cybersecurity risks, manage risks within our risk profile and provide reasonable assurance regarding the achievement of our objectives. The Audit Committee reviews and discusses with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our financial risk assessment and risk management policies.
We are aware that cybersecurity is an integral part of our risk analysis and discussions. While all entities are at some risk of a cybersecurity attack, the Company has taken steps deemed appropriate by the Company to detect and limit the severity of a cybersecurity attack. These measures include, among other things, robust password requirements, firewalls, and limiting access to sensitive information. To date, the Company is not aware of any successful system-wide cybersecurity attack. The Company maintains employee and customer information and has developed contingency plans, in the event such information is compromised due to a cybersecurity attack, but has not developed a system-wide cybersecurity attack cost matrix.
Company representatives meet annually in executive session with the Audit Committee. The Manager of Internal Audit and the Chief Financial Officer review with the Audit Committee each year's annual internal audit plan, which focuses on significant areas of financial, operating and compliance risk. The Audit Committee also receives regular reports from management on the results of internal audits.
In addition, each year, our management team conducts an assessment of potential risks facing us and reports its findings to the Audit Committee. Risks are rated as to severity and the likelihood of threat, and management outlines the mitigation efforts associated with each risk. To the extent management identifies mitigation efforts that were not in place, management identifies the initiative to address the particular situation. The Audit Committee then reports these findings to the full Board to assist in its oversight of risk.

The Davey Tree Expert Company - 2019 Proxy Statement

CORPORATE GOVERNANCE

The Audit Committee also has oversight of the Company's Compliance Program, which includes regular reports from the General Counsel and Compliance Officer on compliance strategy and management.
As further described under "Compensation Risk Analysis," the Compensation Committee is responsible for the oversight of risks relating to employment policies and our compensation and benefits arrangements. To assist in satisfying these oversight responsibilities, the Committee may retain a compensation consultant and meets regularly with management to understand the financial, human resource and shareholder implications of compensation decisions that are made by the Board. The philosophy, process and rationale the Compensation Committee utilizes as part of its responsibilities is discussed in detail in the "Compensation Discussion and Analysis" included in this Proxy Statement beginning on page 20.
Board Leadership
Mr. Warnke is the Chairman of our Board of Directors, and Mr. Covey is our President and Chief Executive Officer. In anticipation of Mr. Warnke’s retirement on July 21, 2017, our Board undertook a detailed review and assessment of our current leadership structure. As part of this assessment, given his long history of leadership within the Company and close working relationship with Mr. Covey, who succeeded Mr. Warnke as Chief Executive Officer, the Board decided it was in the best interests of the Company and our shareholders to have Mr. Warnke continue serving as Chairman of the Board following his retirement as Chief Executive Officer. While this resulted in a separation of the roles of Chief Executive Officer and Chairman of the Board, the Board believed it was appropriate to separate the positions at that time in order to facilitate a smooth transition to a new Chief Executive Officer and to provide Mr. Covey with the opportunity to focus on the day-to-day leadership of the Company in his role as Chief Executive Officer. The Board believes the current structure continues to best serve the Company. In addition to permitting Mr. Covey to focus on the Company's day-to-day leadership, it provides both the Board and Mr. Covey with the opportunity to draw upon the skills and experience of Mr. Warnke who, as Chairman, continues to provide strategic oversight. Although the Board has not and does not intend to appoint a lead independent director, the Board believes that it is able to effectively provide independent oversight of our business and affairs, including risks facing the Company, through the composition of our Board of Directors and the strong leadership of our independent directors.
Our Board continues to believe that no single leadership structure is most effective in all circumstances and will continue to retain the authority to evaluate and modify the Company’s leadership structure at such times as it deems appropriate. The Board’s role in risk oversight has not impacted our leadership structure.
Communicating Concerns to Directors
We have established procedures to permit communications with the Board of Directors regarding the Company. Interested parties may communicate with the Board of Directors by contacting the Chairman, the chairs of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board, or any independent director by sending a letter to the following address: The Davey Tree Expert Company, Corporate Secretary, 1500 North Mantua Street, Kent, Ohio 44240.
An interested party may also communicate concerns through other mediums as set forth in our Whistleblower Reporting Policy. A copy of our Whistleblower Reporting Policy is available on our Company's website at www.davey.com/about/corporate-information/ and then under "Corporate Policies," or by contacting the Legal Department at The Davey Tree Expert Company, 1500 North Mantua Street, Kent, Ohio 44240.
All communications directed to our Board of Directors or Board Committees are reviewed by management and communicated with the appropriate Board member or members.
Transactions with Related Persons, Promoters and Certain Control Persons
Our Board of Directors has adopted a written policy regarding related party transactions. Under that policy, all transactions with or involving a related person must be disclosed to and approved in advance by the Nominating and Corporate Governance Committee. Further, each officer and director is requested, on an annual basis, to confirm the existence of any related person transaction. Each such transaction must have a legitimate business purpose and be on terms no less favorable than that which could be obtained from unrelated third parties. Related party transactions are considered when determining if a director is deemed to be an independent director.
In 2018, no executive officer, director or director nominee was indebted to us or was a party to any transaction in which any related person would have a direct or indirect material interest. Further, no related person has proposed such a transaction. For purposes of

The Davey Tree Expert Company - 2019 Proxy Statement

CORPORATE GOVERNANCE

this discussion, a related person is a director, a nominee for director, an executive officer, an immediate family member (including nonrelated persons sharing the same household) of any of these persons, or any entity controlled by any of these persons.
Environmental Stewardship
We understand our corporate responsibility is to maintain shareholder value through continued economic sustainability. In fulfilling this responsibility to our shareholders, most of whom are current or past employees or immediate family members or trusts of current or former employees, we are cognizant that economic sustainability is multifaceted. We understand that one facet relates to our environmental stewardship. As outlined in our annual Corporate Responsibility Report, we respect the connection between our services and our impacts on employees, clients, the natural environment and communities. This report is available on our website at www.davey.com/about/corporate-responsibility/ and then under the tab "Corporate Responsibility." We will continue to monitor our activities as a responsible corporate citizen and review our business practices in light of our corporate responsibility.
Employee Ownership
In 1979, the Company was sold to its employees by the family and descendants of the Company's founder. At that time, in addition to the employees purchasing common shares of the Company, the Company formed an Employee Stock Ownership Trust ("ESOP"), which was later converted to the 401KSOP and ESOP Plan. The Company has remained largely employee-owned since the sale in 1979, and employee ownership remains a hallmark of the Company. Currently, the Company is one of the largest and oldest ESOP service firms in the United States.
In addition to offering employees a means to earn a paycheck and obtain employee benefits, employees have the opportunity to become shareholders of the Company. This has allowed the Company to grow and become a stable yet progressive institution. Our decisions regarding our business, our growth, and our compensation plans are directly influenced by our employee ownership nature.
Shareholder Proposals
The Company provides its shareholders with a process to submit shareholder proposals for consideration at the annual shareholder's meeting. Any shareholder who wishes to submit a proposal to be considered for a vote must follow the requirements set out in SEC Rule 14a-8, which include a shareholder owning at least $2,000 or 1% of Company common stock for at least one year by the date the proposal is submitted. Further, the proposal must be limited to 500 words.
Any shareholder who wishes to submit a proposal to be considered for inclusion in next year's Proxy Statement should send the proposal to us on or before December 7, 2019. Additionally, a shareholder may submit a proposal for consideration at next year's Annual Meeting of Shareholders, but not for inclusion in next year's Proxy Statement, if that proposal is submitted on or before February 20, 2020. The requirements for shareholders to submit nominees for director are discussed above under "Shareholder Nominations for Director."
Business Conduct Policies
We have a Code of Ethics that applies to all of our employees and directors and we have a Code of Ethics for Financial Matters that applies to all employees who oversee the preparation of our financial statements. We also have a Harassment Policy, an Equal Employment Opportunity Policy, a Whistleblower Policy, an Environmental Policy and a Privacy Policy. These policies are available at our website, www.davey.com/about/corporate-information/ and then under "Corporate Policies," or by contacting the Corporate Secretary at The Davey Tree Expert Company, 1500 North Mantua Street, Kent, Ohio 44240.

The Davey Tree Expert Company - 2019 Proxy Statement

2018 DIRECTOR COMPENSATION

Director(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)	Total
Karl J. Warnke	$62,500	$35,250	$97,750
Donald C. Brown	55,000	35,250	90,250
J. Dawson Cunningham(4)	30,500	—	30,500
William J. Ginn	58,000	35,250	93,250
Douglas K. Hall	65,000	35,250	100,250
Sandra W. Harbrecht	55,000	35,250	90,250
Catherine M. Kilbane	27,500	35,250	62,750
John E. Warfel	60,000	35,250	95,250

(1)	Mr. Covey is an employee and does not receive any compensation for services as director.

(2)
Directors may elect to defer all or part of their director fees in stock equivalent units ("SEUs"). Ms. Harbrecht and Messrs. Brown, Ginn and Warnke have made such an election. SEUs are calculated by dividing the fee earned by the then current market price. SEUs will subsequently be valued for payment purposes at the market price in effect on the date of payment.

(3)
This column reflects the grant date fair value of Director Restricted Stock Unit ("DRSU") awards granted to directors in 2018. The assumptions made in calculating the grant date fair value amounts for these awards are included in Note O, "Stock-Based Compensation," to the consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

(4)	Mr. Cunningham retired from the Board at the conclusion of the Company's annual meeting of shareholders on May 15, 2018 and his term as a director ended.
The aggregate number of all vested and unvested (exercisable and unexercisable) Stock Appreciation Rights ("SARs"), awards and unvested DRSU awards for each nonemployee director, outstanding as of December 31, 2018, is set forth in the following table.

Director	SARs (Exercisable and Unexercisable)	DRSU
Karl J. Warnke	—	1,884
Donald C. Brown	—	3,980
J. Dawson Cunningham	—	—
William J. Ginn	18,666	3,980
Douglas K. Hall	18,666	3,980
Sandra W. Harbrecht	14,220	3,980
Catherine M. Kilbane	—	1,884
John E. Warfel	18,666	3,980
Compensation of Directors
The current compensation structure for nonemployee directors is designed to fairly pay directors for work required based on our size, scope and industry. The primary goal of the directors is to enhance the long-term interests of our shareholders by establishing company-wide general goals and objectives and identifying executive officers capable of carrying out those goals and objectives. In order to align director compensation with these objectives, the Compensation Committee reviews director compensation and recommends changes to the Board. To assist with this review, the Board periodically directs the Company to engage Pay Governance, an independent compensation consulting firm, to review and evaluate director compensation. Pay Governance assists us in developing a framework for director compensation based on market conditions, our compensation philosophy, and comparisons to companies of similar size and complexity. A review by Pay Governance was completed in 2017 and another review is scheduled to occur in 2019.

The Davey Tree Expert Company - 2019 Proxy Statement

2018 DIRECTOR COMPENSATION

2018 Director Compensation
In 2018, Board and Committee meeting fees for nonemployee directors were eliminated and replaced with an increased retainer of $55,000 per year, unless there are more than 20 meetings total per year, in which case the fee would be $1,000 per meeting. Chairman of the Board and Committee Chairs received an additional retainer as follows: Chairman of the Board - $7,500/year; Audit Committee Chair - $10,000/year; Compensation Committee Chair - $6,000/year; and Nominating and Corporate Governance Committee Chair - $5,000/year. Directors are also reimbursed for their reasonable business expenses such as travel and lodging in connection with their attendance of our Board meetings.
Each nonemployee director receives an annual stock award grant of DRSUs equal to a fixed amount of $36,000. In 2018, the annual grant, at the then-fair value price of $19.10, equaled 1,884 units awarded to each director. The number of DRSUs associated with the award will fluctuate based on the fair value price of the Company's common shares; however, the value of $36,000 will remain constant. The award will vest over three years and vesting will accelerate upon retirement. Beginning with the 2017 award, an award may be paid in one-to-five-year installments, but must be paid in full by age 75.
Directors may defer all or part of their fees in cash or SEUs until their retirement as directors.
Effective as of July 22, 2017, we entered into an agreement with Mr. Warnke, Chairman of the Board of Directors, pursuant to which Mr. Warnke agreed to serve as non-executive Chairman through the conclusion of the 2018 Annual Meeting, to stand for re-election to the Board for a three-year term at the 2018 Annual Meeting, and to serve as Chairman for one additional year, until the 2019 Annual Meeting of Shareholders, subject to re-election by shareholders at the 2018 Annual Meeting. Mr. Warnke was re-elected by shareholders at the 2018 Annual Meeting. Consistent with the recommendations of Pay Governance, the Company agreed to pay to Mr. Warnke a one-time fee of $25,000 for transition-related services (including $7,500 for the then-regular Chairman of the Board retainer), which was paid in October 2017. Otherwise, Mr. Warnke would receive regular director compensation as a non-employee director and reimbursement of all reasonable expenses incurred by him in the performance of his services. If Mr. Warnke dies or becomes disabled at any time before the conclusion of the 2019 Annual Meeting of Shareholders and, at the time of his death or the onset of his disability, he retained the position of Chairman of the Board, the Company will continue to make all payments described above to Mr. Warnke or his estate or beneficiary. It was also agreed that 50% of Mr. Warnke’s SARs awarded as of January 1, 2017 would be deemed to have vested as of July 21, 2017 and would be exercisable by Mr. Warnke in accordance with their other terms at any time before October 21, 2017. With regard to Mr. Warnke’s PRSUs awarded as of January 1, 2017, it was agreed that Mr. Warnke’s final award reflecting the determination of the Company’s “return on average invested capital” for 2017 would be determined on the basis of a target award of 1,700 PRSUs. The Company and Mr. Warnke also agreed that Mr. Warnke’s final award for fiscal 2017 under the MICP would be calculated with reference to a target MICP award amount of $290,900, and Mr. Warnke’s discretionary annual bonus for 2017 (payable in 2018) would be $55,000 (calculated at 50% of Mr. Warnke’s actual discretionary bonus for 2016, paid in 2017). Mr. Warnke exercised his SARs referenced above in October 2017.

The Davey Tree Expert Company - 2019 Proxy Statement

OWNERSHIP OF COMMON SHARES
The following table shows, as of March 15, 2019, the number and percent of our common shares beneficially owned by each nominee, director, and officer listed in the "2018 Summary Compensation Table," and all directors and officers as a group.

Name	Number of Shares (1)(2)(3)(4)	Percent(2)(5)
Karl J. Warnke (Chairman)	985,033	4.26%
Patrick M. Covey	320,915	1.38%
Donald C. Brown	22,148	0.10%
Alejandra Evans	—	—%
William J. Ginn	44,702	0.19%
Douglas K. Hall	124,144	0.54%
Sandra W. Harbrecht	92,200	0.40%
Catherine M. Kilbane	—	—%
John E. Warfel	51,606	0.22%
Joseph R. Paul	219,509	0.95%
James F. Stief	478,060	2.06%
Dan A. Joy	170,450	0.74%
Brent R. Repenning	96,085	0.42%
20 directors, director nominee and officers as a group, including those above	3,033,520	13.11%

(1)	Other than as described below, individuals who have beneficial ownership of the common shares listed in the table have sole voting and investment power over these shares.

(2)
The following persons share voting and investment power with a spouse with respect to the following number of shares: Mr. Warnke, 289,930; Mr. Brown, 20,000; Mr. Hall, 80,774; Mr. Stief, 115,298; Mr. Joy, 4,000; and Mr. Repenning, 11,260. Mr. Warfel shares voting and investment power with his spouse and daughter with respect to 11,038 shares.

(3)
Includes shares allocated to individual accounts under our 401KSOP and ESOP Plan for which the following executive officers have sole voting power as follows: Mr. Covey, 11,918 shares; Mr. Paul, 7,971 shares; Mr. Stief, 52,755 shares; Mr. Joy, 88,332 shares; Mr. Repenning, 5,349 shares; and 206,163 shares by all officers as a group.

(4)
These numbers include the right to purchase common shares on or before May 14, 2019 upon the exercise of outstanding stock options: Mr. Covey, 39,000 shares; Mr. Paul, 20,600 shares; Mr. Stief, 17,000 shares; Mr. Joy, 16,200 shares; Mr. Repenning, 17,400 shares; and 169,700 common shares by all directors and officers as a group. These numbers also include the right to purchase common shares on or before May 14, 2019 upon the exercise of outstanding SARs: Mr. Covey, 141,474 shares; Mr. Paul, 92,244 shares; Mr. Stief, 69,576 shares; Mr. Joy, 17,802 shares; Mr. Repenning, 29,876 shares; and 449,170 common shares by all directors and officers as a group, and the right to purchase common shares on or before May 14, 2019 upon the exercise of Stock Rights under the Stock Subscription program: Mr. Repenning, 1,608 shares; and 6,810 common shares by all directors and officers as a group.

(5)
Percentage calculation based on total shares outstanding plus the options and rights exercisable by the respective individual on or before May 14, 2019, in accordance with Rule 13d-3(d) of the Securities Exchange Act of 1934, as amended.

To our knowledge, as of March 15, 2019, no person or entity was an owner, beneficial or otherwise, of more than five percent of our outstanding common shares. Argent Trust Company, trustee of the 401KSOP and ESOP Plan, 1100 Abernathy Road, 500 Northpark, Suite 550, Atlanta, GA 30328, had, as of March 15, 2019, certain trustee-imposed rights and duties with respect to common shares held by it. The number of common shares held in the 401KSOP and ESOP Plan as of March 15, 2019, was 5,535,910 or 23.95% of our outstanding common shares.

The Davey Tree Expert Company - 2019 Proxy Statement

OWNERSHIP OF COMMON SHARES

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than ten percent of our common shares to file reports of ownership and changes in ownership of our common shares held by them with the SEC. Currently, we file these reports on behalf of our directors and executive officers. Based on our review of these reports, we believe during the year ended December 31, 2018, all reports were timely filed, other than Form 4 filings for each of the following: Marjorie L. Conner (exit filing, report date March 29, 2018, filed on April 4, 2018, reporting 15 transactions late), Lawrence Abernathy (exit filing, report date March 30, 2018, filed on May 30, 2018, reporting one transaction late), James Edgar Doyle (report date March 9, 2018, filed on July 12, 2018, reporting one transaction late), Mark J. Vaughn (report date August 30, 2018, amendment filed on October 15, 2018, reporting two transactions late, and report date October 5, 2018, amendment filed on October 15, 2018, reporting one transaction late), and Dan A. Joy (report date December 17, 2018, filed on January 11, 2019, reporting one transaction late).

The Davey Tree Expert Company - 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
The Compensation Discussion and Analysis section of the Proxy Statement discusses the compensation of the NEOs and includes an overview of our 2018 performance, as well as a description of the major elements of the Company's executive officer compensation plans and programs, and the factors that are considered in making compensation decisions.
The Compensation Committee of the Board of Directors, which is composed entirely of independent, nonemployee directors, assists the Board of Directors in carrying out its responsibilities for management succession matters, for developing, approving and administering the Company's incentive and benefits programs for its executive officers, for establishing the base salary and other compensation for the Chief Executive Officer, and for recommending director compensation. In this role, the Compensation Committee's objective is to align executive officer compensation with the interests of the Company's shareholders.
Financial Performance Overview
2018 Financial and Operating Highlights
Our results in 2018 exceeded our expectations. We finished the year with record revenue and strong growth, achieving $1.0 billion in revenue for the first time in the Company’s history. This achievement has been a goal of the Company’s Vision 2020 strategic plan, and we accomplished it two years prior to our goal. Revenues increased $108,833,000 or 11.9%, and income from operations was $55,690,000, an increase of 6.7% from 2017. Although the Company continued to face unique challenges in 2018 dealing with environmental issues arising from wildfires, bankruptcy of a significant customer and legal proceedings, our business segments and the majority of our divisions underlying those segments still provided strong performances. We also completed several business acquisitions in strategic geographic regions and markets in 2018.
We consistently return significant value to our shareholders in the form of dividends and repurchases of our stock. Dividends paid in 2018 totaled $2,387,000 and repurchases of stock totaled $51,116,000.
The following graphs show our Company’s performance for key financial measures over the last three-fiscal years.

The Davey Tree Expert Company - 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The following performance graph compares cumulative total shareholder returns (assuming reinvestment of dividends) for our common shares during the last five years to the Standard & Poor's 500 Stock Index (the "S&P 500") and to an index of selected peer group companies ("Peer Group"). Our Peer Group, which is the same group used by our independent stock valuation firm, consists of: ABM Industries Incorporated; Comfort Systems USA, Inc.; Dycom Industries, Inc.; MYR Group Inc.; Quanta Services, Inc.; Rollins, Inc.; and The Scotts Miracle-Gro Company.
The Company continues to achieve its objective of providing increased shareholder returns for our common stock that is historically comparable or better to those achieved by our peer group or the S&P 500.

	2013	2014	2015	2016	2017	2018
Davey	100	115	126	136	148	165
S&P 500 Index	100	114	115	129	157	150
Peer Group	100	102	107	153	187	161
Changes in Executive Compensation
The Company made no changes to any of the Executive Compensation plans during 2018 except base salary adjustments as described below. However, beginning in 2019, the Company, with approval from the Compensation Committee and Board of Directors, has amended the Long-Term Incentive Plan to discontinue future awards of SARs and replace the value to participants of those future awards with performance-based restricted stock units ("PRSUs"). In addition, PRSU awards granted after January 1, 2019 will provide for the distribution of future shares issued under the PRSU awards upon vesting rather than upon retirement or termination.

The Davey Tree Expert Company - 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Philosophy and Elements of Executive Compensation Structure and Components
Aligning Compensation to Company Performance and Shareholder Value
Our compensation philosophy is to drive and support the Company's business goals by recognizing the attainment of measurable performance and the achievement of approved goals and objectives. In addition, we regularly assess whether the Company's compensation structure establishes appropriate incentives for management and employees, and validate that awards are made with due consideration of balancing risks and rewards.
To drive this philosophy, a significant part of the compensation for senior executives is tied to Company performance or achievement of approved performance goals and, therefore, is not guaranteed. If the Company or an executive fails to perform within established parameters for a given fiscal year, incentive compensation may be changed, reduced or eliminated, and if our stock price decreases, stock-based compensation will become less valuable.
We believe our executive officer compensation programs are closely aligned with the interests of the Company's shareholders. Among other things, as discussed more fully under the heading "Annual Incentive Compensation Plan," a significant portion of the NEOs' annual pay is comprised of the Management Incentive Compensation Plan ("MICP") payment. The weighting toward MICP payments is designed to link a substantial percentage of the NEOs' pay to goal achievements and Company performance. In order to also focus management's attention on the future growth and development of the long-term performance of the Company, incentives reflect competitive market levels and practices, and focus on longer-term financial performance, sustainability, and strategic development of the Company.
For 2018, executive management objectives included revenue, operating profit, growth, acquisitions and management succession goals. With regard to these objectives, in 2018, the Company's revenues were a record high and increased 11.9% over the prior year revenue. Operating profit (a non-GAAP measure as defined in this Proxy Statement) was $66,367,000 in 2018 and the Company achieved an operating profit percentage of 6.5%. Moreover, the Company completed several acquisitions and each NEO was engaged in management succession planning, both with the assistance of the Board of Directors and with other officers and managers of the Company.
Objectives of Compensation Structure and Components
The main objectives of our compensation programs are to:

•	attract and retain qualified personnel;

•	reward personnel for achieving recognized goals and objectives;

•	generate a fair return to shareholders on their investment; and

•	support the Company's culture, business objectives and employee ownership structure.
In order to meet these objectives, we design the Company's compensation programs such that shareholders' interests are advanced before we approve any incentive payments to the executive officers. To the extent that the efforts of the executive officers result in higher earnings and enhanced shareholder value, we believe our officers should be rewarded. As a result, we intend for our compensation programs to create a significant incentive to properly manage the Company, which in turn will create long-term benefits for shareholders without encouraging the taking of excessive risks that could be detrimental to the growth of the Company or the interests of our shareholders.
Our executive compensation programs provide a balanced mix of salary, incentive bonuses and equity awards. By creating a compensation program that includes both long- and short-term goals and targets, we believe that each element of the overall program, comprised of base salary, annual cash incentive plan awards, and longer-term stock options, SARs and PRSUs, complements and rewards annual performance, as well as promotes long-term viability, growth and shareholder value. Awards are not grossed-up or otherwise adjusted to account for tax consequences, and the calculation of awards under the programs is established, except as otherwise indicated, based on U.S. GAAP financial measures consistent with our audited financial statements. Additionally, to retain and attract qualified executive and management talent, the Board has approved several retirement benefit plans and certain limited perquisites.
We believe that compensation programs should be designed to reduce the opportunity for participants to take unnecessary risks to the detriment of the shareholders or the Company's future viability. We have designed the executive compensation programs to address these risks and minimize the opportunity for any individual to manipulate or undermine the programs. We have accomplished this by tailoring the programs to incorporate measurable objectives. These objectives include plan and targeted objectives including revenues, operating and pre-tax profit, organic and acquisition growth, cash flow, and return on invested capital. The objectives also

The Davey Tree Expert Company - 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

include certain non-financial measures such as management succession, including identifying and cultivating future managers and executives, that are set in advance and reviewed periodically by the Board. Annual bonus-based calculations, and goals and responsibilities set jointly by the Compensation Committee with input from the CEO, are approved by the Board. Further, the Board reviews and approves all executive bonus payments. We implemented these programs in part to reduce the opportunity for manipulation during economic downtimes or financial turmoil.
Role of Independent Compensation Consultants
To ensure that our compensation programs continue to meet our philosophy and are responsive to economic changes, the Compensation Committee periodically retains outside consultants to assess the Company's compensation programs. The Compensation Committee also meets frequently with the CEO to obtain management's recommendations on compensation issues; however, Company management personnel are not involved in approving executive compensation programs. The Company retained Pay Governance, an independent consulting firm, to provide a review of the officer compensation structure in 2017, which had been previously reviewed and updated in 2015. The next review and analysis is scheduled to occur in 2019.
Pay Governance does not provide other services to the Company, is not dependent on the Company as a material source of revenue, has no personal or business relationships with any member of the Compensation Committee or executive officers of the Company, and does not own any Company stock. Thus, the Compensation Committee concluded that no conflict of interest exists with respect to the services provided by Pay Governance.
After considering the information provided by Pay Governance, the Compensation Committee determined that no significant changes were necessary to the Company's overall compensation structure. The Compensation Committee will continue to review all aspects of our executive compensation program, taking into account our commitment to align executive compensation to augment shareholder value and positive financial results and will make changes as necessary to reflect pertinent market, economic and competitive conditions.
2017 Shareholder Votes on Executive Compensation
In 2017, the Company's shareholders approved, on an advisory, nonbinding basis, the compensation of the NEOs by an overwhelming majority (the so called "say-on-pay" vote). Specifically, as a percentage, 93.0% of the shares voted were to approve the compensation. Given the strong level of shareholder support, the Board of Directors determined that no material changes to the Company's compensation plans were necessary as a result of the 2017 say-on-pay vote. Nonetheless, as has been our practice, we regularly evaluate these plans and recommend changes, as we deem appropriate. The Board of Directors and the Compensation Committee value the opinions of the Company's shareholders and will continue to evaluate any concerns raised by the shareholders regarding executive compensation.

Also at the 2017 annual meeting, the Company’s shareholders cast an advisory vote to review executive compensation every three years, and the recommendation was adopted by the Board of Directors. The next say-on-pay vote on the NEO compensation is expected to occur at the 2020 Annual Meeting of Shareholders.  The next shareholder vote of the frequency of future votes on the compensation of our NEOs (the so called “vote on the frequency of say-on-pay”) is expected to occur at our 2023 Annual Meeting of Shareholders.

Although both of these shareholder votes are on an advisory, nonbinding basis, we consider the results to be a strong affirmation of the actions taken by the Board of Directors in establishing the compensation plans for the NEOs and will continue to monitor the shareholders' opinions regarding executive compensation.
Executive Compensation
Elements of Executive Compensation
The Compensation of the NEOs outlined in the Proxy Statement is a combination of realized and realizable pay. We define realized pay as compensation that is actually awarded to an NEO, or paid on that NEO's behalf, as a result of the performance or achievement of certain goals and objectives for a given year. We define realizable pay as the potential value of payments that may be awarded over specific periods of time in the future. The Company is required to value realizable pay, even though it is not yet available to the NEO, at a specific point in time, either at the time of the potential award or as of the end of the fiscal year. Depending on a number of factors, including the long-term increase in shareholder value, these future payments and contingent payment opportunities may be more or less than the value assigned to these awards in this Proxy Statement.

The Davey Tree Expert Company - 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

As one of the oldest ESOP service companies in the United States, our compensation plans are developed in part with the objective of retaining and fostering employee ownership. Thus, many aspects of our compensation plans, including the annual incentive compensation plan, as well as the granting of stock options and SARs, were developed to promote employee ownership through company performance and enhanced shareholder value.
The compensation plans discussed in the Proxy Statement, as well as their category, are as follows:

REALIZED PAY	REALIZABLE PAY
(payment and compensation)	(potential payments and opportunities)

Base Salary	Stock Options
Annual Incentive Compensation Plan	Stock Appreciation Rights
Supplemental Bonus Plan	Performance-Based Restricted Stock Units
Perquisites	Qualified Retirement Plan
Nonqualified Retirement Plans
Each element of the NEOs' compensation, including additional information regarding the alignment of pay and performance for each program, is discussed in more detail below.
Base Salaries
Although not tied to a specific benchmark or pre-determined formula, we pay executive officers a base salary that generally is near 90% of the market "midpoint" for similar positions at companies of approximately our same size and complexity. We have not established a unique peer group for compensation competitiveness studies. However, we periodically retain Pay Governance to determine the adequacy of base salaries, as well as all other compensation of the Company's executive officers. This review includes examining market data as part of the evaluation process. We engaged Pay Governance to review compensation in 2017, with the next review scheduled to occur in 2019.
In addition, we evaluate the CEO based on the Company's annual performance, as well as other performance objectives as established by the Compensation Committee, including demonstrated capabilities, scope of responsibility, experience, expertise, achievement of results, and development of management employees. These other objectives can and do change annually and may incorporate such things as management succession activities, board governance issues and other objective and individual measures of significance to the Company. For 2018, these measures included meeting a specified operating profit target, achieving sales growth consistent with the Vision 2020 development plan, and obtaining a specified average invested capital. Other considerations included targeted acquisitions in selected markets and ongoing management succession planning. Annually, the salaries of other executive officers are reviewed by the Compensation Committee with the CEO to determine merit and performance increases. The Compensation Committee also has the opportunity to interact with senior executives at various times during the year, which aids in our assessment of each individual's performance.
The base salary disclosed in the "2018 Summary Compensation Table" on page 32 for each NEO in 2018 and prior years reflects the philosophy outlined above as it relates to executive compensation. The increase in their 2018 over 2017 base salary reflects the NEOs' achievement of the specific objectives noted above, as well as adjustments based on the results of the 2017 Pay Governance study to continue to align executive compensation with similar industry objectives.
Annual Incentive Compensation Plan
To align executive officer compensation with the interests of the Company's shareholders, we have established a policy whereby a significant portion of the NEOs' compensation is contingent on the Company's profitability. Under the MICP, the executive officers and other key personnel have an opportunity to earn an incentive bonus award based primarily on annual operating profit achieved, an assessment considered to be a significant measure of financial success for the Company and the shareholders. Consistent with the Board's objective of linking compensation to performance, for the NEOs, these incentive awards at the "target" level approximate 70% to 85% of a participant's total annual base salary. In addition, there are approximately 40 other employees eligible for an incentive award under the MICP of between approximately 25% and 50% of total annual base salary. In addition to the mathematical calculation under the plan formula, we have the option to consider other relevant factors, as determined by the Board, in setting the NEOs' final incentive awards. Such factors might include segment performance or achievement of individual financial or nonfinancial goals. We also may consider extraordinary or nonrecurring events affecting the annual results, as well as the achievement of nonfinancial goals, such as management succession or customer benchmarks, in evaluating the achievement of performance targets. The amount of the bonus awards will increase the closer the actual results are to the target.

The Davey Tree Expert Company - 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The MICP was designed with Pay Governance's assistance to provide competitive incentive opportunities at or above market median levels and the MICP percent of total annual salary range for each NEO is based on that NEO's duties and responsibilities for certain segments and operations of the business. The Board establishes, as a percentage of revenue, a target operating profit percentage each year, calculated as described below. To the extent that the target operating profit percentage is overachieved, the NEO's incentive award will increase. At 120% of the annual target, the formula is increased such that 150% of the normal target percentage of base salary is granted. At or above 121% of the annual target, an amount equal to 25% of the excess operating profit over 120% of our annual target is added to the annual incentive pool. However, in no event will the annual incentive payments for all participants be greater than 15% of the actual operating profit for that year. If the Company's actual operating profit percentage is below 80% of the annual target as set by the Board, generally no incentive bonus awards are paid.
For a given year, each NEO has a target bonus percentage set between 70% and 85%. For 2018, NEO target bonus percentages were set by the Compensation Committee pursuant to the 2017 Pay Governance study and were as follows: Mr. Covey -- 85%, and all other NEOs -- 70%. Each NEO is then evaluated for achievement of the goals and objectives described above and a NEO's failure to achieve these goals and objectives may impact the NEO's incentive award.
For 2018 and 2017, the target operating profit percentage was set at 6.2%. The operating profit percentage actually achieved for fiscal years 2018 and 2017 was 6.5% and 6.2%, respectively. The target operating profit percentage was determined based on a number of factors, including competitive, economic and environmental factors. While this percentage is deemed to be aggressive, we continue to believe that even with the current economic and regulatory pressures, and considering unforeseen developments, it is achievable. Incentive awards are calculated after year-end financial results are reviewed, and no award is paid until the annual financial statements are certified by the Company's independent auditors and approved by the Compensation Committee and the Board.
We calculate operating profit percentage by dividing operating profit by revenues. Operating profit, a non-GAAP financial measure, is defined as income from operations as presented in the Company's financial statements prepared under U.S. GAAP adjusted to exclude: administrative incentive compensation expense; pension expense; stock-based compensation expense; excess declining-balance depreciation method expense over straight-line method depreciation expense; gains and losses on the sale of assets; and other similar one-time expenses. The number is further adjusted to include state and local income taxes and to remove the effect of any item deemed an extraordinary or nonrecurring event, including an extraordinary legal matter that was pending during 2018. Although we have not developed a pre-determined list of such events, it could potentially include a phenomenal weather event, terrorist attack, or restructuring of an operating unit. We also consider the achievement of non-financial goals or objectives, such as successful management succession. We use the non-GAAP measurement of operating profit because we believe these measurements reflect those items that are directly within the executive's control and responsibilities. As reflected in the "2018 Summary Compensation Table" on page 32, due to the actual operating profit percentage being higher than in 2017, the payments to all NEOs were higher than in the prior years.
Management Supplemental Bonus Plan
Because of a high level of performance is expected from the NEOs, we implemented the Management Supplemental Bonus Plan ("MSBP"). The Compensation Committee determined that this plan was an important part of recognizing those, who by virtue of their level of responsibility and proven results, bring added value to the organization and achieve results despite continued regulatory, contractual, and economic pressures. More specifically, the NEOs have direct responsibility to implement the Company's Vision 2020, a plan to drive shareholder value by increasing revenues and enhancing operating margins through a focus on client loyalty and employee engagement. Bonuses under the MSBP are not subject to a predetermined set of metrics or benchmarks, but the MSBP is approved annually by the Board and is generally paid in January of each year. Vision 2020 continues to be implemented by the NEOs, as well as other management personnel, through a series of initiatives to implement strategies related to smart growth, client service, employee strength, brand awareness and financial sustainability. Payments to the NEOs under the MSBP are reflected in the "2018 Summary Compensation Table" on page 32.
Perquisites
NEOs qualify for certain perquisites as described in footnote 7 to the "2018 Summary Compensation Table" on page 33. Many of these perquisites, including the health plan, long-term disability plan, personal tax preparation fees, and the management car plan, are made available to other officers and management employees of the Company. We believe these perquisites are appropriate to attract and retain qualified personnel and to provide additional incentives to enhance management's performance and commitment.

The Davey Tree Expert Company - 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Other Bonus Plans
We also paid discretionary bonuses to many office personnel and paid bonuses under various retention, production and sales programs to eligible field employees.
Long-Term Incentive Compensation
Stock Options
The principal objective of our long-term incentive program is to reward employees for achieving positive long-term results that increase the value of the Company's stock, as well as to dissuade management from concentrating solely on annual results. By awarding certain employees nonqualified stock options ("NQSOs") and providing opportunities for employees to acquire stock through other stock programs, including the Employee Stock Purchase Program and the SARs program described below, we are aligning the long-term value of the stock price with potential financial gains for employees and executives.
Stock options generally vest in equal installments over five years, beginning on the first anniversary of the grant date. These options provide NEOs and other leading managers with the opportunity to acquire common stock over time at a price that is fixed, based on the stock valuation price as of the date of grant. Each option has a limited term, generally expiring no later than ten years from the date of grant. At the end of the option term, the right to purchase any unexercised options expires. Except as described below, option holders generally forfeit any unvested or unexercised options if their employment with the Company terminates.
In the case of a retirement by an option holder, the retiree may exercise vested stock options within three months after the date of retirement. If an option holder dies or is permanently disabled while employed by the Company, or within three months following the date of the option holder's retirement, the option holder, or option holder's representative, has the right to exercise any vested stock options within one year after such event. Also, we may accelerate unvested options to become immediately exercisable, in-full or in-part, upon death, permanent disability or retirement, provided the option holder has completed at least one year of continuous service. If the option holder's termination is due to any reason other than those listed above, the option holder may exercise any vested stock options within the three-month period after the date of termination, but only with our consent or that of the Board or the CEO. The right to exercise a stock option in these limited circumstances would not result in an extension of that stock option's initial expiration date.
We have periodically granted options, taking into account the amount of options currently outstanding, the period of time between grants and changes within management positions, as well as overall performance of the Company and the performance of individual grantees. Option grants take into account the achievement of certain goals and objectives, including rewarding management employees for their efforts to maintain or replace contracts, identify new business opportunities, develop a labor and talent pool, and sustain existing business; as well as the ability to address ever-expanding regulatory burdens and requirements from local, state and the federal governments. Moreover, although we make the final decision, we may solicit input from our senior executives regarding the performance of other officers and employees.
If our stock value increases after the grant of an option, the option becomes more valuable. This accomplishes two objectives. First, except as described above, the employee must remain employed over the vesting period. This requirement provides an incentive for the option holder to remain employed by the Company. Second, it ties a significant component of the employee's compensation to the interests of all shareholders by focusing executive officers on longer-term results. After considering alternatives to the practice of periodically granting options, and after concluding that granting options is consistent with the goals and objectives of the Company's compensation plans, we granted stock options in each of the last five years. Outstanding options granted to NEOs, including the NQSO granted in 2018, are reflected in the "Outstanding Equity Awards at 2018 Fiscal Year-End" beginning on page 35.
In general, stock option grants to nonexecutive employees occur in the same way as grants to executive officers. Consistent with this practice, stock options grants were made to other officers and management employees in 2018.
Stock option grants and other equity awards are not specifically timed to enhance overall executive compensation, and we do not time grants to make up for any shortfalls in annual incentive or other benefit payments. We have not intentionally timed the grant of stock options to coincide with the release of material nonpublic information, and any policy adopted by us will address the prohibition of timing option grants in relation to the release or existence of material nonpublic information. We will continue to review the appropriateness of granting options, as well as considering other methods to reward managers for the achievement of goals consistent with the Company's growth and shareholder value.

The Davey Tree Expert Company - 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Stock Appreciation Rights
Under the SARs program, eligible employees receive annual grants of stock-settled SARs. The award level for each participant in the plan is based on that participant's scope of responsibilities and the ability to achieve success given these responsibilities. As a participant in the SARs program is provided with the opportunity to undertake more responsibility for the success of the Company, that participant may be granted a greater number of rights or units; however, the overall performance of the Company will continue to determine the number and value of the rights or units granted to all participants. The Compensation Committee, with input from the CEO, establishes the targets based on the participant's responsibility and position. Since this program will reward sustained stock value improvement over time, similar to the stock option program, we anticipate that this program furthers our objective to align the long-term value of the Company's stock price with financial incentives for the NEOs, officers and managers. Under the plan, SARs are used to acquire common shares based on the appreciation in the stock price multiplied by the number of SARs awarded. The appreciation is calculated by subtracting the stock price at the date of grant from the stock price at the date of redemption. SARs vest at the rate of 20% per year and are automatically deemed exercised on the tenth anniversary of the effective date of the grant. As with options, SARs were awarded in 2018 based on our review and analysis of Company and NEO performance, including sales growth, successful acquisition integration, cash flow and return on invested capital. Grants to the NEOs in 2018 are detailed in the "2018 Grants of Plan-Based Awards" table on page 34. Effective as of January 1, 2019, the Company, with approval from the Compensation Committee and Board of Directors, amended the Long-Term Incentive Plan to discontinue future awards of SARs and replace the value to participants of those future awards with PRSUs. All SARs previously granted and outstanding shall be administered and settled in accordance with the provisions of the Plan.
Restricted Stock Units and Performance-Based Restricted Stock Units
In 2013, we froze the time-based and performance-based restricted stock awards and replaced them with the PRSU Plan.
PRSUs are granted to NEOs pursuant to the long-term performance plan available to officers and selected managers. This is consistent with the market practices utilized by other companies similar in size and in accordance with an updated approach to long-term incentives. Further, we believe that return on invested capital inherent in PRSU awards is an appropriate measure of corporate performance because achievement of these targets would increase shareholder return and provide expansion opportunities for the Company.
The level of an award of PRSUs under the long-term performance plan is made each fiscal year based on the return on average invested capital ("ROAIC"), the levels of which were set based on an analysis of industry benchmarks. The ROAIC is calculated as "EBIT" divided by Average IC where:

EBIT =	Net income + taxes + interest + cost of any pension settlement expense (net of tax)
IC =	Net worth (total assets less total liabilities) + funded debt (defined as long-term debt, current debt and current/long term capital leases)
Average IC =	Beginning IC at January 1, 2018 + Ending IC at December 31, 2018, divided by two
The ROAIC for receiving the maximum award is currently set at 24%, the same as it was when first established by the Board in 2004. Further, if the ROAIC is 8% or less, there will be no PRSU awards. Achieving a ROAIC of more than 8%, but less than 24%, will result in a participant receiving a portion, but less than the full value, of the available PRSU grant. The actual ROAIC achieved in 2017 was 16.11%, which resulted in 50.70% of potentially available PRSUs being awarded in 2018.
PRSUs awarded prior to 2019 vest five years from the date of grant but will not generally be paid until retirement or qualified termination. We designed the PRSU awards to retain executive talent by enhancing long-term retirement benefits and established the award levels based on job responsibilities and performance. Except as it relates to the calculation, PRSU awards are not based upon or in any way contingent upon the participant's compensation package. Each NEO received the PRSU award as set forth in the column labeled "All Other Stock Awards" in the "2018 Grants of Plan-Based Awards" table on page 34. Effective as of January 1, 2019, the Company, with approval from the Compensation Committee and Board of Directors, amended the Long-Term Incentive Plan to modify the terms of distribution of future shares issued under the PRSU awards to be paid upon vesting rather than upon retirement or termination.

The Davey Tree Expert Company - 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Qualified Retirement Plan
The Company's executive officers, as well as other eligible employees, are entitled to participate in the qualified retirement plan. The plan, the 401KSOP and ESOP Plan ("401K"), was set up pursuant to ERISA regulations and seeks to provide every employee with the opportunity to accumulate funds for retirement.
Under the 401K, an employee who is a noncollective bargaining employee, who is at least 21 years old, and has completed one year of continuous service, is automatically enrolled in the 401K. The employee may then elect to opt out of the 401K, and participants can suspend contributions at any time. Participant contributions are on a before-tax basis and the Company makes an annual contribution in Company stock equal to 100% of the first 1% percent and 50% of the next 3% percent of the participant's W-2 wages, subject to the Internal Revenue Service ("IRS") limit of $280,000 in 2019 and $275,000 in 2018, which is the government-imposed annual compensation limit required for qualified retirement plans. This represents a potential maximum contribution of 2.5%. Participant contributions are always 100% vested, and Company contributions become 100% vested after three years of continuous service, or upon death, permanent disability or retirement of a participant. The 401K offers a variety of investment options with varying levels of risks and returns for the participant's contributions; however, the participant's investment in Company stock is limited to 25% of the participant's annual contributions. The value of the account eligible for distribution is the vested investment value at the time of distribution, and there is no guarantee of any rate of return or investment value.
As described in previous filings, The Davey Tree Expert Company Employee Retirement Plan ("ERP") was frozen effective December 31, 2008. Under the frozen ERP, benefits currently being paid to retirees will continue and benefits accrued through December 31, 2008 for employees covered by the ERP will not be affected. However, no further benefits will be accrued under the ERP. Thus, eligible participants who retire will still choose the same payment options and forms of retirement, beginning as early as age 55. The value of each of the NEOs' ERP benefit is included in the "2018 Pension Benefits" table on page 39.
Non-Qualified Retirement Plans
The non-qualified retirement plan is The Davey Tree Expert Company 401KSOP Match Restoration Plan ("Match Plan").
Pursuant to the Match Plan, an employee who has elected to contribute the maximum amount to the 401K, but who was precluded by Internal Revenue Code ("IRC") restrictions from receiving the full matching contribution paid by the Company, is eligible to participate in the Match Plan. The Match Plan allows the eligible employee to accumulate an amount that could have been matched if the IRC restrictions had not been in effect. Each participant has two potential match criteria. If the participant is unable to contribute the full matching percentage permitted, the Company will increase the participant's Company match such that it, when added to the match under the 401K, will equal 50% of the permitted percentage. Further, the Company will contribute an amount equal to 50% of 3% for any amount above the maximum compensation level, which is set at $275,000 and $280,000 for 2018 and 2019, respectively. The Company maintains an account record for each employee who meets these criteria to reflect that employee's interest in the Match Plan. Interest on each account record is accrued annually on December 31. On March 3, 2017, the Board approved an amendment to the Match Plan, effective as of January 1, 2017. The amendment provided for (1) a change in the definition of a participant to limit new entrants to those individuals designated as a participant in our Long-Term Incentive Plan and (2) a change in the interest rate for employee accounts maintained under the Restoration Plan from seven percent per annum to the rate in effect under our payroll savings program.
The Davey Tree Expert Company Retirement Benefit Restoration Plan ("Restoration Plan") was frozen effective December 31, 2008. After being frozen, no benefits were added to the plan; however, the benefit accruals for the participants in place prior to the plan being frozen continue to be actuarially determined on an annual basis.
In 2013, the Board of Directors elected to close the Supplemental Executive Retirement Plan ("SERP") to future participants. When the SERP was closed, the decision was made to allow current participants to continue to earn limited benefits because, at the time, these participants had relied on the provisions of this plan in making retirement planning and timing decisions. In keeping with our decisions related to the ERP and Restoration Plan, no further accruals under the SERP were made for any NEO after 2015. Further, in December of 2016, we set the annual SERP retirement benefit for the three remaining active participants. This allowed us to set the Company's future liability for retirement payments to these participants at a fixed amount per year.
Payments made under these plans will be made from the Company's general assets.
The present value of the NEOs' nonqualified retirement plans is presented in the "2018 Pension Benefits" table on page 39.

The Davey Tree Expert Company - 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Other Benefit Plans
Other benefit plans that are available to all eligible employees, including NEOs, consist of, among others, the Employee Stock Purchase Plan, the payroll savings plan, the group health insurance plan, the disability plan, the life insurance plan, the dental and vision insurance plans, and the vacation and paid-time-off plans.
With regard to the purchase and sale of stock, other than as described above or in plan documents, executive officers may generally purchase stock on the same basis as any other employee, either through the Employee Stock Purchase Plan or through direct purchase.
Board of Directors Authority
The Board retains the authority to determine eligibility and participation by employees in the plans. Further, except as described above, even though it has no current plan to do so, the Board may amend the plans, and change the costs and the allocation of benefits between persons and groups.
Other Compensation Policies and Practices
No Employment Agreements
Although we consider the NEOs integral to the Company's success, no NEO or other executive officer has an employment or severance agreement with the Company.
Insider Trading Policy / Pledging / Clawback / Stock Redemption Policy
For many years, we have had an Insider Trading and Public Disclosure Policy in place that prevents NEOs, other officers and management personnel from conducting Company stock transactions based on insider information of any kind. Under this policy, certain persons cannot engage in stock transactions using material nonpublic information that could either positively or adversely affect the value of the Company's stock either through direct transactions with the Company or through the 401K. Because of the unique nature of the restriction on ownership and sale of stock, as well as the fact that the Company's stock is not publicly traded, we have not identified a need to implement a clawback policy or a prohibition on pledging Company securities. In addition, because of these unique features, we do not have any policies relating to, or prohibitions regarding, hedging as it is not feasible to hedge Company stock. However, we will continue to monitor our policies and review the effects of implementing such policies.
We also maintain a Stock Redemption Policy. Under this policy, executive officers, as well as other officers and executive managers, may only redeem stock during a 60-day period, which begins when the year-end stock valuation is released or when the Company's audited annual financial statements are released, whichever is later, or after the release of the midyear stock price.
Change In Control
For the purposes of the 2014 Omnibus Plan, a “change of control” will be deemed to occur if (i) any person, either alone or together with a group, acquires beneficial ownership of 20% or more of our outstanding common shares or commences a tender or exchange offer for 20% or more of our outstanding common shares that is declared by the Compensation Committee to constitute a “change in control,” (ii) we establish a record date for shareholders to vote upon a merger transaction that will result in our shareholders holding less than 80% of the outstanding shares of the surviving or resulting entity in the merger, the disposition of all or substantially all of our assets, or the dissolution of the Company, or (iii) at any time during a consecutive 24-month period, “continuing directors” represent less than a majority of the members of our Board of Directors (“continuing directors” meaning individuals who were directors at the beginning of the 24-month period or whose appointment or nomination for election as directors was approved by a majority of the continuing directors then in office).
For awards granted under our 2014 Omnibus Plan, upon the occurrence of a “change of control” event as described above, unless the Board of Directors determines otherwise: all outstanding SARs, stock options and stock purchase rights become fully exercisable; all restrictions on restricted stock and other awards are deemed satisfied; and all cash awards become fully earned. Any such determination by the Board of Directors that is made after the occurrence of the change in control will not be effective unless a majority of the "continuing directors" then in office are "continuing directors" and the determination is approved by a majority of the "continuing directors." For this purpose, "continuing directors" are directors who were in office at the time of the change in control or who were recommended or elected to succeed "continuing directors" by a majority of the "continuing directors" then in office. Other than as outlined above, the Company has no so-called "golden parachute" severance packages with any NEO.

The Davey Tree Expert Company - 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Tax and Accounting Considerations
In structuring our executive compensation programs, we take into account the tax and accounting treatment of our executive compensation arrangements. To date, however, tax and accounting considerations have not dictated what awards have been made or how they have been fashioned.
One such consideration is the potential impact of the limitation on the Company’s federal income tax deduction for certain annual compensation over $1 million paid to a “covered employee” under Section 162(m) of the Internal Revenue Code (“Section 162(m)”). Effective for fiscal 2018, the Tax Cuts and Jobs Act made a number of significant changes to Section 162(m), such as the repeal of the exemption for certain “qualified performance-based compensation” and the expansion of the definition of “covered employees” (for example, by including the Chief Financial Officer and certain former named executive officers as covered employees). As a result of the changes to Section 162(m), except as otherwise provided in the transition relief provisions of the Tax Cuts and Jobs Act, compensation paid to any of our covered employees generally will not be deductible in 2018 or future years, if and to the extent that it exceeds $1 million. However, the Compensation Committee has not adopted a policy that would require all compensation to be deductible, because the Compensation Committee wants to preserve the ability to pay compensation to our executives in appropriate circumstances, even if such compensation will not be deductible under Section 162(m).

The Davey Tree Expert Company - 2019 Proxy Statement

COMPENSATION RISK ANALYSIS
The Compensation Committee addresses compensation risk analysis as an integral part of its ongoing analysis of compensation programs. As part of the compensation structure review, Pay Governance was engaged in 2017 to review compensation plans. The Board is not presently aware of any information that would lead it to believe that risks arising from the Company's employee compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The Committee will continue to regularly consider risk factors associated with any business entity, including the individual components of the compensation plans, as well as the manipulation of sales, expenses or electronic data; and the Committee believes the Company has sufficient controls in place to prevent such occurrence.
Report of the Compensation Committee
The Committee reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based thereon, recommended to the Board of Directors that it be included in the 2019 Proxy Statement and incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018.
By the Compensation Committee of the Board of Directors: William J. Ginn (Chair), Donald C. Brown, Douglas K. Hall, and Sandra W. Harbrecht.

The Davey Tree Expert Company - 2019 Proxy Statement

COMPENSATION OF NAMED EXECUTIVE OFFICERS
As described in the "Compensation Discussion and Analysis," a NEO's compensation is based on a number of factors, as determined by the Board of Directors. In setting compensation, the Board utilizes a number of quantitative and qualitative performance-related factors. Although we have not established a specific peer group, the Pay Governance study completed in 2017 reviewed competitive norms and market medians. In general, base salary is generally set near 90% of the market midpoint for similar positions at companies of approximately the same size and complexity. Incentive plan compensation is based primarily upon achieving an annual predetermined target operating profit percentage. PRSU, SAR, and NQSO awards were granted pursuant to authority under the 2004 or 2014 Omnibus Stock Plan. PRSU awards are earned based on the achievement of predetermined performance targets, as well as achieving other goals and objectives set by the Board. No NEO has an employment agreement or arrangement with the Company and each NEO is considered an employee-at-will. All numbers in this section reflect the two-for-one stock split effective June 1, 2017.
2018 Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Management Supplemental Bonus Plan(2)	Stock Awards (PRSU)(3)	Option Awards (SAR and NQSO)(4)	Non-Equity Incentive Plan Compensation (Management Incentive Plan)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6)	All Other Compensation(7)	Total
Patrick M. Covey	2018	$578,692	$10,000	$37,437	$82,562	$696,900	$—	$52,000	$1,457,591
President and Chief Executive Officer	2017	437,338	10,000	76,897	68,722	520,500	87,498	34,089	1,235,044
	2016	383,661	11,000	58,789	107,780	319,350	213,609	29,584	1,123,773
Joseph R. Paul	2018	$338,362	$10,000	$33,708	$60,209	$294,650	$—	$23,693	$760,622
Executive Vice President, Chief Financial Officer and Secretary	2017	325,408	10,000	67,306	54,942	244,200	2,513	22,185	726,554
	2016	320,000	11,000	49,596	92,475	237,800	2,577	23,552	737,000
James F. Stief	2018	$297,578	$10,000	$14,990	$37,004	$282,700	$—	$27,071	$669,343
Executive Vice President, U.S. Residential Operations	2017	286,769	10,000	29,793	32,094	246,150	51,454	23,733	679,993
	2016	286,231	11,000	28,463	49,736	240,150	179,521	21,350	816,451
Dan A. Joy	2018	$255,281	$10,000	$14,990	$29,507	$174,350	$4,934	$25,940	$515,002
Executive Vice President and General Manager, Commercial Landscape Services and Operations Support Services	2017	248,238	10,000	30,745	18,064	175,100	16,419	20,867	519,433

Brent R. Repenning	2018	$244,750	$10,000	$11,224	$30,097	$182,900	$—	$27,079	$506,050
Executive Vice President, U.S. Utility and Davey Resource Group	2017	233,038	10,000	24,045	17,814	173,300	3,102	23,029	484,328

NOTE: The table includes both compensation paid to or on behalf of the NEO and values that represent fair value and actuarial calculations for amounts that are anticipated, under specific circumstances, to be paid sometime in the future. The Salary, Bonus, Non-Equity Incentive Plan Compensation and All Other Compensation columns are amounts paid to or on behalf of the NEO. The Stock Awards (PRSU) and Option Awards (SAR/NQSO) columns represent the aggregate grant date fair value calculated in accordance with the Financial Accounting Standards Board's Accounting Standards Codification "FASB ASC Topic 718," Compensation – Stock Compensation and do not reflect cash payments. The Change in Pension Value and Nonqualified Deferred Compensation Earnings column is an actuarial calculation of benefits that could be paid in the future, under specific circumstances, to the NEO.

(1)
For the most recent year, earned during fiscal year 2018. We do not permit deferral of bonuses or salary and we have no agreement with any NEO to pay any deferred discretionary or required payment amount. Employee directors do not receive any compensation for their service as a director.

The Davey Tree Expert Company - 2019 Proxy Statement

COMPENSATION OF NAMED EXECUTIVE OFFICERS

2018 Summary Compensation Table (continued)

(2)	As detailed on page 20 of the "Compensation Discussion and Analysis," NEOs received discretionary bonus payments under the MSBP in January 2018.

(3)
The amounts reported in this column represent the aggregate grant date fair value for the PRSU awards in each respective year, as calculated under FASB ASC Topic 718. The amounts reported do not necessarily correspond to the actual economic value that will be received by the NEO from the awards. The assumptions made in calculating the grant date fair value amounts for these awards are included in Note O, "Stock-Based Compensation," to the consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018. We achieved 16.11% ROAIC in 2017 and, therefore 50.70% of the fair market value of potentially available PRSUs were earned by each NEO in 2018. The maximum fair value of the PRSUs that could have been earned for achieving 24% or higher ROAIC is: Mr. Covey, $73,840; Mr. Paul, $66,456; Mr. Stief, $29,536; Mr. Joy, $29,536; and Mr. Repenning, $22,152.

(4)
The amounts reported in this column represent the aggregate grant date fair value for these stock options and SARs, as calculated under FASB ASC Topic 718. The amounts reported do not necessarily correspond to the actual economic value that will be received by the NEO from the awards. The assumptions made in calculating the grant date fair value amounts for these stock options and SARs are included in Note O, "Stock-Based Compensation," to the consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

(5)	The most recent payment under the MICP, earned in 2018 and paid in March 2019. The number of common shares granted to each NEO is disclosed in the "2018 Grants of Plan-Based Awards Table" on page 34.

(6)
The amounts reported in this column represent the change in present value of accumulated pension benefits under all defined benefit plans as reported in the following table. While shown as $0 in the table, the following individuals had negative changes in pension value: Mr. Covey, $(51,757); Mr. Paul, $(42); Mr. Stief, $(995); and Mr. Repenning, $(1,839). These values do not reflect compensation paid to the NEO. The change in pension value for each NEO is calculated using actuarially-determined values based on, among other things, mortality, value of other pension benefits, and compensation level. We do not provide preferential or "above market" earnings on our NEOs' nonqualified deferred compensation plan accounts.

(7)
All Other Compensation represents benefits and perquisites paid on behalf of each NEO, including expenses associated with our 401K Company match in 2018 of $6,875 for Messrs. Covey, Paul, Stief, Joy and Repenning, our Match Plan, management car plan, our long-term disability plan, personal tax preparation fees, health plan, club membership fees and approved travel to meetings and events by a NEO's spouse or significant other. No individual perquisite for any NEO in any of the above-named categories was in excess of $25,000 or 10% of the total perquisites listed for the NEO, whichever is greater.

Grants of Plan-Based Awards in Last Fiscal Year
Grants of plan-based awards are, as described in the "Compensation Discussion and Analysis," based in part on the goals of employee retention and stock-value increase.
At no time during the last fiscal year were any outstanding options or other equity-based awards repriced or otherwise materially modified. For purposes of this discussion, a material modification could include an extension of exercise periods, a change in vesting or forfeiture conditions, or a change or elimination of applicable performance criteria. Equity awards are based on their estimated fair value determined at the date of grant. Other than the initial option exercise price, market conditions (as defined in FASB ASC Topic 718) are not considered in setting awards and do not affect the subsequent exercise of awards. Generally, an employee must be an active employee on the date of exercise, but no other performance criteria (as defined in FASB ASC Topic 718) are considered in setting the terms of a stock option award.
No dividends or dividend equivalents are paid on unexercised stock options, SARs, RSU or PRSU awards.

The Davey Tree Expert Company - 2019 Proxy Statement

COMPENSATION OF NAMED EXECUTIVE OFFICERS

2018 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (3) #	All Other Option Awards		Exercise or Base Price of Options/ Stock Appreciation Rights Awards(6) $/Sh	Grant Date Fair Value of Stock and Option Awards(7) $
		Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #		Number of Securities Underlying NQSO Awards (4) #	Number of Securities Underlying Stock Appreciation Rights Awards(5) #
Patrick M. Covey	3/9/2018				—	4,000	4,000	2,028				$37,437
	3/9/2018									16,071	$19.10	61,712
	6/28/2018								5,000		19.10	20,850
		$410,720	$513,400	$616,080
Joseph R. Paul	3/9/2018				—	3,600	3,600	1,826				$33,708
	3/9/2018									12,422	$19.10	47,699
	6/28/2018								3,000		19.10	12,510
		$191,744	$239,680	$287,616
James F. Stief	3/9/2018				—	1,600	1,600	812				$14,990
	3/9/2018									6,379	$19.10	24,494
	6/28/2018								3,000		19.10	12,510
		$168,000	$210,000	$252,000
Dan A. Joy	3/9/2018				—	1,600	1,600	812				$14,990
	3/9/2018									5,512	$19.10	21,167
	6/28/2018								2,000		19.10	8,340
		$144,088	$180,110	$216,132
Brent R. Repenning	3/9/2018				—	1,200	1,200	608				$11,224
	3/9/2018									4,580	$19.10	17,587
	6/28/2018								3,000		19.10	12,510
		$138,040	$172,550	$207,060

(1)
Estimated future annual incentive compensation under our MICP as a percentage of year-end base salary, based on achieving 80%, 100% and a maximum of 120% (excluding 25% of excess operating profit) of target operating profit, respectively. As described in the "Compensation Discussion and Analysis," the Compensation Committee has discretion to increase or decrease these awards based on individual performance and other factors.

(2)
As described in the "Compensation Discussion and Analysis," PRSU awards can range from zero to 100% of the potentially available PRSUs and are based on achieving ROAIC of between 8% (threshold) and 24% (maximum).

(3)	PRSU awards granted to all NEOs in 2018. Under the long-term performance plan, PRSU grants vest in five years and are payable upon retirement or qualified termination.

(4)	NQSO awards vest over five years, become exercisable as they vest, and expire on the tenth anniversary of the grant date.

(5)
SARs vest over five years, become exercisable as they vest, and expire on the tenth anniversary of the grant year. When redeemed, SARs are used to acquire common shares based on the appreciation in the stock price from the date of grant to the date of exercise multiplied by the number of SARs awarded.

(6)	The base price of the option awards is the common stock grant date fair market price as determined by an independent stock valuation firm for our 401KSOP and ESOP plan.

(7)
Note O, "Stock-Based Compensation," to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 sets forth the assumptions as to the grant date fair value of the awards based on FASB ASC Topic 718.

The Davey Tree Expert Company - 2019 Proxy Statement

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Outstanding Equity Awards at 2018 Fiscal Year-End(1)(2)

Name	Option Grant/ Stock Award Date	Option Awards(3)(4)(5)(7)									Stock Awards(6)(7)
		Number of Securities Underlying Unexercised Options Exercisable #	Number of Securities Underlying Unexercised Options Unexercisable #	Option Exercise Price $	Option Expiration Date	Number of SARs That Have Vested #	Number of SARs That Have Not Vested #	SARs Exercise Price $	Market Value of SARs That Have Not Vested(5) $	SARs Expiration Date	Number of PRSUs That Have Not Vested #	Market Value of PRSUs That Have Not Vested $
Patrick M. Covey	03/09/2010					10,000		$8.30		12/31/2019
	11/01/2010	16,000		$8.30	11/01/2020
	03/09/2011					10,000		9.20		12/31/2020
	03/07/2012					14,000		9.85		12/31/2021
	03/08/2013					24,580		11.60		12/31/2022
	06/24/2013	8,000		11.60	06/24/2023
	03/07/2014					20,640	5,160	13.20	$40,764	12/31/2023	4,816	$101,618
	06/30/2014	8,000	2,000	13.20	06/30/2024
	03/06/2015					15,480	10,320	15.05	62,436	12/31/2024	5,006	105,627
	06/29/2015	3,600	2,400	15.05	06/29/2025
	03/04/2016					11,600	17,400	16.35	82,650	12/31/2025	3,722	78,534
	06/28/2016	2,400	3,600	16.35	06/28/2026
	03/03/2017					2,920	11,680	17.60	40,880	12/31/2026	4,522	95,414
	06/23/2017	1,000	4,000	17.60	06/23/2027
	03/09/2018						16,071	19.10	32,142	12/31/2027	2,028	42,791
	06/28/2018		5,000	19.10	06/28/2028
Joseph R. Paul	03/09/2010					2,000		$8.30		12/31/2019
	03/09/2011					2,000		9.20		12/31/2020
	03/07/2012					4,000		9.85		12/31/2021
	03/08/2013					20,660		11.60		12/31/2022
	06/24/2013	8,000		$11.60	06/24/2023
	03/07/2014					17,360	4,340	13.20	$34,286	12/31/2023	4,054	$85,539
	06/30/2014	6,400	1,600	13.20	06/30/2024
	03/06/2015					13,020	8,680	15.05	52,514	12/31/2024	4,224	89,126
	06/29/2015	3,600	2,400	15.05	06/29/2025
	03/04/2016					10,000	15,000	16.35	71,250	12/31/2025	3,140	66,254
	06/28/2016	2,000	3,000	16.35	06/28/2026
	03/03/2017					2,520	10,080	17.60	35,280	12/31/2026	3,958	83,514
	06/23/2017	600	2,400	17.60	06/23/2027
	03/09/2018						12,422	19.10	24,844	12/31/2027	1,826	38,529
	06/28/2018		3,000	19.10	06/28/2028

The Davey Tree Expert Company - 2019 Proxy Statement

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Outstanding Equity Awards at 2018 Fiscal Year-End (continued)(1)(2)

Name	Option Grant/ Stock Award Date	Option Awards(3)(4)(5)(7)									Stock Awards(6)(7)
		Number of Securities Underlying Unexercised Options Exercisable #	Number of Securities Underlying Unexercised Options Unexercisable #	Option Exercise Price $	Option Expiration Date	Number of SARs That Have Vested #	Number of SARs That Have Not Vested #	SARs Exercise Price $	Market Value of SARs That Have Not Vested(5) $	SARs Expiration Date	Number of PRSUs That Have Not Vested #	Market Value of PRSUs That Have Not Vested $
James F. Stief	03/09/2010					6,000		$8.30		12/31/2019
	03/09/2011					6,000		9.20		12/31/2020
	03/07/2012					10,000		9.85		12/31/2021
	03/08/2013					10,960		11.60		12/31/2022
	06/24/2013	6,000		$11.60	06/24/2023
	03/07/2014					9,200	2,300	13.20	$18,170	12/31/2023	2,148	$45,323
	06/30/2014	6,400	1,600	13.20	06/30/2024
	03/06/2015					7,440	4,960	15.05	30,008	12/31/2024	2,268	47,855
	06/29/2015	2,400	1,600	15.05	06/29/2025
	03/04/2016					4,960	7,440	16.35	35,340	12/31/2025	1,802	38,022
	06/28/2016	1,600	2,400	16.35	06/28/2026
	03/03/2017					1,240	4,960	17.60	17,360	12/31/2026	1,752	36,967
	06/23/2017	600	2,400	17.60	06/23/2027
	03/09/2018						6,379	19.10	12,758	12/31/2027	812	17,133
	06/28/2018		3,000	19.10	06/28/2028
Dan A. Joy	11/02/2009	2,000		$8.00	11/02/2019
	11/01/2010	6,000		8.30	11/01/2020
	03/08/2013					2,400		$11.60		12/31/2022
	06/24/2013	4,000		11.60	06/24/2023
	03/07/2014					3,360	840	13.20	$6,636	12/31/2023	1,254	$26,459
	06/30/2014	2,400	600	13.20	06/30/2024
	03/06/2015					3,780	2,520	15.05	15,246	12/31/2024	1,956	41,272
	06/29/2015	600	400	15.05	06/29/2025
	03/04/2016					2,520	3,780	16.35	17,955	12/31/2025	1,862	39,288
	06/28/2016	800	1,200	16.35	06/28/2026
	03/03/2017					640	2,560	17.60	8,960	12/31/2026	1,808	38,149
	06/23/2017	400	1,600	17.60	06/23/2027
	03/09/2018						5,512	19.10	11,024	12/31/2027	812	17,133
	06/28/2018		2,000	19.10	06/28/2028

The Davey Tree Expert Company - 2019 Proxy Statement

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Outstanding Equity Awards at 2018 Fiscal Year-End (continued)(1)(2)

Name	Option Grant/ Stock Award Date	Option Awards(3)(4)(5)(7)									Stock Awards(6)(7)
		Number of Securities Underlying Unexercised Options Exercisable #	Number of Securities Underlying Unexercised Options Unexercisable #	Option Exercise Price $	Option Expiration Date	Number of SARs That Have Vested #	Number of SARs That Have Not Vested #	SARs Exercise Price $	Market Value of SARs That Have Not Vested(5) $	SARs Expiration Date	Number of PRSUs That Have Not Vested #	Market Value of PRSUs That Have Not Vested $
Brent R. Repenning	03/09/2010					4,000		$8.30		12/31/2019
	11/01/2010	4,000		$8.30	11/01/2020
	03/09/2011					4,000		9.20		12/31/2020
	03/07/2012					4,000		9.85		12/31/2021
	03/08/2013					4,000		11.60		12/31/2022
	06/24/2013	4,000		11.60	06/24/2023
	03/07/2014					3,360	840	13.20	$6,636	12/31/2023	1,882	$39,710
	06/30/2014	4,800	1,200	13.20	06/30/2024
	03/06/2015					2,520	1,680	15.05	10,164	12/31/2024	1,956	41,272
	06/29/2015	2,400	1,600	15.05	06/29/2025
	03/04/2016					1,680	2,520	16.35	11,970	12/31/2025	1,454	30,679
	06/28/2016	1,600	2,400	16.35	06/28/2026
	03/03/2017					440	1,760	17.60	6,160	12/31/2026	1,414	29,835
	06/30/2017	600	2,400	17.60	06/23/2027
	03/09/2018						4,580	19.10	9,160	12/31/2027	812	17,133
	06/28/2018		3,000	19.10	06/28/2028

(1)
No equity securities have been issued or authorized for issuance under any plan that has not been approved by our shareholders. The equity compensation awards included in this table consist of stock options, SARs and PRSUs that were granted under the 2004 or 2014 Omnibus Stock Plan, which were approved by our shareholders at our annual meetings in 2004 or 2014, respectively.

(2)	Prior periods have been adjusted for the two-for-one stock split, effective June 1, 2017.

(3)	The exercise price of all options granted was the fair market value of our stock, as determined by our independent stock valuation firm, as of the date of the grant.

(4)	All options vest and become exercisable in equal installments over five years and expire ten years from the date of grant.

(5)
SARs vest and become exercisable in equal installments over five years and expire ten years from the year of grant. When redeemed, SARs are used to acquire common shares based on the appreciation in the stock price from the date of grant to the date of exercise multiplied by the number of SARs awarded.

(6)
PRSU grants awarded based upon our ROAIC, prior to January 1 2019, will vest on the earlier of five years or retirement and are payable after retirement. Within the range of PRSU performance criteria, we achieved 50.70% of the maximum targeted PRSU award available in 2017 and granted in 2018. Dividends are not calculated or paid on these awards and they do not have any voting rights.

(7)	The market value at fiscal year-end 2018 is based on the fair value (ESOT valuation) of $21.10 per share.

The Davey Tree Expert Company - 2019 Proxy Statement

COMPENSATION OF NAMED EXECUTIVE OFFICERS

2018 Option Exercises and Stock Vested

Name	Option Awards				Stock Awards
	Number of NQSO Shares Acquired on Exercise in 2018 #	Value of NQSO Shares Realized on Exercise(1) $	Number of SARs Vested in 2018 #	Appreciation Value Realized on Exercise of SARs (Vested)(2) $	Number of Shares Acquired on Vesting (PRSUs Vested in 2018) #	Value Realized on Vesting (PRSUs)(3) $
Patrick M. Covey	6,000	$66,600	23,956	$156,454	440	$9,284
Joseph R. Paul	6,000	66,000	20,332	132,367	2,000	42,200
James F. Stief	8,500	91,800	10,692	70,118	1,660	35,026
Dan A. Joy	2,000	22,200	4,480	27,044	1,600	33,760
Brent R. Repenning	2,000	21,600	3,760	24,848	2,000	42,200

(1)	The value realized upon exercise of options is based on the difference between the option exercise price and the fair market value of the underlying securities at the date of exercise.

(2)	Based on the appreciation of the stock price from the date of grant to the date of exercise multiplied by the number of SARs awarded.

(3)	The market value of PRSUs that have vested, but are unpaid, is based on the fiscal year-end December 31, 2018, fair value (ESOT valuation) of $21.10 per share.
Pension Plan Information
We closed the SERP to future participants in 2013, froze the benefit level for current participants in May 2015 and, as discussed in this Proxy Statement, set the annual payment at retirement for the three remaining active participants in 2016. We also froze the ERP and the Restoration Plan effective December 31, 2008.
Pursuant to the terms of the frozen ERP, benefits currently being paid to retirees will continue and benefits accrued through December 31, 2008 for employees covered by the ERP will not be affected. However, no further benefits will be accrued under the ERP. Normal retirement age is 65 or after five years of service, whichever is later. Early retirement age is 55 with five years of vested service. If the participant chooses early retirement at age 55, he or she will receive 35.75% of his or her full benefit, and that percentage will increase the closer the participant is to normal retirement age. Each NEO is eligible for early retirement. As part of our planned termination of the ERP Plan, participants were offered the choice to recieve the value of their pension benefits in either a lump sum distribution or an annuity. Lump sum distributions were made to participants in December 2018. The Company plans to purchase annuities in 2019 for all remaining participants with benefits in the ERP.
Prior to the freeze in 2015, the SERP provided a retirement benefit equal to 30% multiplied by a Final Average Compensation calculation, which was then reduced by the sum of the employee's Restoration Plan benefit, ERP benefit, 401K benefit, Match Plan benefit and one-half of the employee's social security benefit. This amount was further reduced if a participant had less than 20 years of service at age 65. "Final Average Compensation" was based on the average of the highest three annual earnings out of the five years prior to retirement. In 2016, SERP benefits payable to the three remaining active participants upon retirement were set at a fixed amount per year based on the benefit accrued to date. This change allowed the Company to fix the SERP at a set level; however, the Company is still required to periodically adjust the actuarially determined benefit accrual.
Prior to the freeze on December 31, 2008, under the Restoration Plan, an employee whose benefit under the ERP was limited by applicable sections of the IRC was eligible to qualify for a benefit. The Board of Directors determined who, among eligible employees, would participate in the Restoration Plan. The Restoration Plan allowed for a restoration accrual such that the employee would receive a monthly benefit that, when added to the monthly benefit from the ERP, equaled the monthly retirement benefit that would have been payable if certain IRC provisions were not in effect. This permitted an affected employee to attain the same percentage benefit value as any employee participant not affected by these limitations.

The Davey Tree Expert Company - 2019 Proxy Statement

COMPENSATION OF NAMED EXECUTIVE OFFICERS

2018 Pension Benefits(1)

Name	Plan Name	Number of Years Credited Service(2)(3) #	Present Value of Accumulated Benefit $	Payments During Last Fiscal Year $
Patrick M. Covey	ERP	16.3	$—	$69,056
	SERP	22.7	513,999	—
	Restoration Plan	16.3	9,614	—
Joseph R. Paul	ERP	2.2	$—	$19,652
	SERP	—	—	—
	Restoration Plan	—	—	—
James F. Stief	ERP	29.5	$—	$165,366
	SERP	35.9	362,914	—
	Restoration Plan	29.5	2,643	—
Dan A. Joy	ERP	30.5	$—	$155,195
	SERP	—	—	—
	Restoration Plan	—	—	—
Brent R. Repenning	ERP	13.6	$—	$16,497
	SERP	—	—	—
	Restoration Plan	—	—	—

(1)
Represents the present value of accumulated retirement benefits payable upon reaching retirement. The amounts are based on the same assumptions described in Note P, "Defined Benefit Pension Plans," to our consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Each of the above referenced plans is described in the "Compensation Discussion and Analysis."

(2)	As a result of freezing the ERP and Restoration Plan on December 31, 2008, the number of years of credited service remains fixed as of that date for these Plans.

(3)	The SERP was closed to new participants effective for 2013 and frozen in May 2015; therefore, the number of years of credited service remains fixed as of the date the SERP was frozen.
2018 Non-Qualified Deferred Compensation

Name	Company Contributions in 2018(1)	Aggregate Earnings in 2018	Aggregate Withdrawals / Distributions	Aggregate Balance at December 31, 2018(2)(3)
Patrick M. Covey(1)	$23,096	$2,673	$—	$118,726
Joseph R. Paul	10,311	1,085	—	49,148
James F. Stief	9,520	949	—	43,480
Dan A. Joy	7,334	520	—	25,949
Brent R. Repenning	4,906	102	—	8,547

(1)
Contributions pursuant to our Match Plan, which are described in the "Compensation Discussion and Analysis" section of this Proxy Statement, are also included in the "2018 Summary Compensation Table" under the "All Other Compensation" column.

(2)
No NEO made any contributions to the type or category of benefits that the NEO would be entitled to receive as described in the Match Plan, and no NEO made any withdrawals or received any distributions during 2018.

The Davey Tree Expert Company - 2019 Proxy Statement

COMPENSATION OF NAMED EXECUTIVE OFFICERS

2018 Non-Qualified Deferred Compensation (continued)

(3)
The current year amounts reflected in this table are included in the "2018 Summary Compensation Table" under "All Other Compensation." The total aggregate amounts to date calculated under the Match Plan are as follows: Mr. Covey, $69,491; Mr. Paul, $34,794; Mr. Stief, $28,371; Mr. Joy, $7,239 and Mr. Repenning, $3,539.

Potential Payments Upon Termination or Change-in-Control
Should a NEO retire, resign, die, become disabled or otherwise terminate employment with us, the NEO would be entitled to any accrued or vested benefits. The types or categories of benefits that the NEO would be entitled to receive are described in the "Compensation Discussion and Analysis." Those accrued or vested benefits would consist primarily of any vested retirement benefits from the qualified and nonqualified retirement plans, SARs, and any RSUs or PRSUs. Other than as listed, no NEO is entitled to any other compensation upon termination and no NEO has a written agreement with us regarding any payment upon termination.
The following table shows the amounts that would be payable under each benefit plan as if a triggering event (i.e., retirement, death, permanent disability or certain terminations) had occurred as of December 31, 2018.
Plan Benefits--December 31, 2018 "as if" Triggering Event Occurred(1)

Name	Plan Name	Frequency	Benefit Payable Upon Triggering Event(2)
Patrick M. Covey	SERP(3)	Annual Benefit	$61,000
	Restoration Plan(3)	Annual Benefit	1,000
	Match Plan	Onetime Payment	118,726
	PRSU(4)	Onetime Payment	423,983
Joseph R. Paul	SERP(3)	Annual Benefit	$—
	Restoration Plan(3)	Annual Benefit	—
	Match Plan	Onetime Payment	49,148
	PRSU(4)	Onetime Payment	362,962
James F. Stief	SERP(3)	Annual Benefit	$28,000
	Restoration Plan(3)	Annual Benefit	—
	Match Plan	Onetime Payment	43,479
	PRSU(4)	Onetime Payment	185,300
Dan A. Joy	SERP(3)	Annual Benefit	$—
	Restoration Plan(3)	Annual Benefit	—
	Match Plan	Onetime Payment	25,949
	PRSU(4)	Onetime Payment	162,301
Brent R. Repenning	SERP(3)	Annual Benefit	$—
	Restoration Plan(3)	Annual Benefit	—
	Match Plan	Onetime Payment	8,546
	PRSU(4)	Onetime Payment	158,630

(1)
Each of the plans presented is more fully described in the "Compensation Discussion and Analysis," and this table represents those benefits under our nonqualified plans that would be payable or exercisable by our NEOs if a "triggering event" occurred as of December 31, 2018, excluding options and awards that have vested as disclosed in "Option Exercises and Stock Vested" tables in this and previous Proxy Statements. For purposes of this table, a triggering event includes death, permanent disability, retirement or termination for any reason. No NEO is subject to a noncompete or confidentiality agreement or other material conditions or obligations applicable to the receipt of benefits. The amounts shown in this table are estimates based on the assumptions stated here and required by the SEC's rules. The actual amounts payable can only be determined upon the occurrence of the actual triggering event.

The Davey Tree Expert Company - 2019 Proxy Statement

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Plan Benefits--December 31, 2018 "as if" Triggering Event Occurred (continued)(1)

(2)
If the triggering event were a change in control, all of the benefits listed in the table would be applicable. In addition, all unvested NQSO awards would become exercisable. The value of unexercisable NQSO awards that would become exercisable for each NEO is as follows: Mr. Covey, $71,420; Mr. Paul, $55,810; Mr. Stief, $48,120; Mr. Joy, $22,460; and Mr. Repenning, $44,960. The value of these awards is based on the number of unvested options multiplied by the difference between the exercise price and the market price at December 31, 2018 of $21.10 per share. Further, in such event, all unvested SARs will become exercisable. Based on the year-end 2018 stock price less the stock price on the date of grant, the value of all vested and nonvested SARs awards that would become exercisable for each NEO is as follows: Mr. Covey, $814,412; Mr. Paul, $686,679; Mr. Stief, $363,348; Mr. Joy, $146,244; and Mr. Repenning, $133,400. PRSUs issued under the current plan rules are forfeited if termination is for cause by the Company or the NEO voluntarily terminates employment with the Company.

(3)
The benefit is based on the lifetime payment option. The benefit will be reduced if a NEO chooses a different payment option. The different payment options are outlined under the "Pension Plan Information" beginning on page 38 in this Proxy Statement.

(4)	The benefit payable value is based on the number of stock units multiplied by the fair value at December 31, 2018 of $21.10 per share.
CEO Pay Ratio
SEC rules allow us to select a methodology for identifying our median employee in a manner that is most appropriate based on our size, organizational structure and compensation plans, policies and procedures, and the information provided below is a reasonable estimate in accordance with SEC rules.
As permitted by the SEC rules, in calculating the CEO pay ratio disclosure for 2018, we continued to use the same median employee who was identified as the median employee for 2017. Therefore, in determining our median employee, we used December 31, 2017 as the determination date. We reviewed our entire employee population as of December 31, 2017 to prepare the pay ratio analysis. Our employee population consisted of 8,675 individuals located in the United States and Canada. This population consists of full-time, part-time and temporary employees.
Our median employee was selected using total cash compensation (base salary, including overtime, and cash incentive compensation, where applicable), which was consistently applied across our entire employee population for the year ending December 31, 2017 (excluding Mr. Warnke and Mr. Covey, our former and current CEO, respectively). We annualized the base salary of all employees who were hired in 2017 but did not work for the entire year and for employees in Canada, we converted their base salary to U.S. dollars. In determining our median employee, we did not use any of the exemptions permitted under SEC rules, and we included employees who joined the Company through acquisitions.
The 2018 annual total compensation of our median employee, calculated in the same manner as 2018 annual total compensation was calculated for the CEO for purposes of the 2018 Summary Compensation Table, was $45,919. The 2018 annual total compensation of our CEO, as reported in the 2018 Summary Compensation Table, was $1,457,591.
Based on this information, for 2018, the ratio of the annual total compensation of our Chief Executive Officer, to the median of the annual total compensation of all employees other than CEO was estimated to be 32 to 1.
The pay ratio rules provide companies with flexibility to select the methodology and assumptions used to identify the median employee, calculate the median employee's compensation and estimate the pay ratio. As a result, our methodology may differ from those used by other companies, which likely will make it difficult to compare our pay ratio with the pay ratio disclosed by other companies, including those within our industry.

The Davey Tree Expert Company - 2019 Proxy Statement

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Equity Compensation Plan Information(1)(2)

Plan Category	Number of securities to be issued upon exercise of outstanding options, SARs and stock rights	Weighted-average exercise price of outstanding options, SARs and stock rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in the second column)(3)
Equity compensation plans approved by security holders	2,936,077	$13.44	122,116
Equity compensation plans not approved by security holders	None	None	None

(1)
Securities issued under our equity compensation plans include stock and option awards (SARs, NQSOs and Stock Rights) granted under the 2004 and 2014 Omnibus Stock Plan, which were approved by our shareholders at our annual meeting in 2004 and 2014, respectively. The exercise price of all options and rights granted was the fair market value of the stock, as determined by our independent stock valuation firm, as of the date of the grant.

(2)	No equity securities have been issued or authorized for issuance under any plan that has not been approved by our shareholders.

(3)
Reflects common shares available for issuance under the 2004 or 2014 Omnibus Stock Plan, excluding securities issued or to be issued upon exercise of outstanding options and rights (SARs, NQSOs, and Stock Rights), and shares subject to purchase under the Employee Stock Purchase Plan as of December 31, 2018.

The Davey Tree Expert Company - 2019 Proxy Statement

THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
At the Annual Meeting
Representatives of Deloitte are expected to be present and will have the opportunity to make a statement at the annual meeting and will be otherwise available to respond to appropriate questions from our shareholders.
2018 Audit
In 2018, we engaged Deloitte as our independent auditors to act as the principal accountant to audit our consolidated financial statements and internal control over financial reporting for the fiscal year ended December 31, 2018. The Board of Directors and its Audit Committee participated in and approved the engagement of Deloitte as our principal independent auditors pursuant to a competitive request for proposal process with several independent registered public accounting firms, including our predecessor auditor, Ernst & Young LLP ("EY"), which had been our auditors since 2001.
Change in Accountants
Former Independent Registered Public Accounting Firm
On August 7, 2018, we dismissed EY as our independent registered public accounting firm, effective upon the filing of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018. This change in our independent registered public accounting firm was approved by the Audit Committee of the Board of Directors pursuant to a competitive request for proposal process with several independent registered public accounting firms, including EY.
Our financial statements as of December 31, 2016 and for each of the three years in the period ended December 31, 2016 included in the annual report on Form 10-K for the year ended December 31, 2016 (the “2016 Form 10-K”), and our quarterly reports on Form 10-Q for the quarters ended April 1, 2017 and July 1, 2017, were restated to correct an error. Management concluded that our internal control over financial reporting as of December 31, 2016, was not effective, and EY’s report on our internal control over financial reporting as of December 31, 2016 included in the 2016 Form 10-K, as amended, contained an adverse opinion, due to this material weakness in internal control over financial reporting.
The reports of EY on our consolidated financial statements for the year ended December 31, 2017 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the two fiscal years ended December 31, 2017 and the subsequent interim period through the dismissal date, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) between us and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of such disagreement in its reports on the consolidated financial statements for such years, and, except as set forth above, (ii) no reportable events as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
We provided EY with a copy of the foregoing disclosures and requested EY furnish us with a letter addressed to the SEC stating whether or not it agrees with the above disclosures. A copy of this letter, dated August 13, 2018, was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on August 13, 2018.
New Independent Registered Public Accounting Firm
On August 7, 2018, the Audit Committee approved the appointment of Deloitte as our new independent registered public accounting firm for the fiscal year ended December 31, 2018.
During the fiscal years ended December 31, 2017 and 2016 and the subsequent interim period through the appointment date, we did not consult with Deloitte regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K), or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Davey Tree Expert Company - 2019 Proxy Statement

THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Auditor Independence
We understand that, as the auditor of our financial statements and our internal control over financial reporting, our auditors must be and remain objective and independent. Accordingly, our Board of Directors has adopted an Audit Committee Charter, available at www.davey.com/about/corporate-information/ and then under "Board Committee Charters," which requires the Audit Committee to, among other things, review the independence of outside auditors.
Fees and Other Matters
Under the Audit Committee's charter, the Committee is required to give advance approval of any nonaudit services to be performed by the principal independent auditors, provided that such services are not otherwise prohibited by law or regulation. There is no de minimis exception to the Committee's preapproval procedures. The Committee may delegate the responsibility for this approval to one or more of its members, so long as the members report any such approvals to the full Committee at its next meeting. Such delegation procedures are presently in place. In addition, the Committee has also set specific limits on the amount of such services which we would obtain from Deloitte and requires management to report the specific engagement to the Committee at its next meeting.
The aggregate fees billed to us for professional services rendered by our independent auditors for each year of the two-year period ended December 31 of the year indicated were:

Type of Fees	2018(1)	2017(2)
Audit fees	$964,478	$935,400
Audit-related fees	—	181,300
Tax fees	197,000	148,444
All other fees	—	—
	$1,161,478	$1,265,144

(1)	Represents fees from our current independent auditor for the year ended December 31, 2018, Deloitte.

(2)	Represents fees from our independent auditor for the year ended December 31, 2017, EY.
In the above table, "audit fees" are fees we paid our independent auditors for professional services for the audit of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal years ended December 31, 2018 and 2017, audits of subsidiaries, reviews of financial statements included in our Forms 10-Q, and for services related to their audit of our internal control over financial reporting. "Audit-related fees" are fees for other assurance services and "tax fees" are for tax compliance, tax advice and tax planning.

The Davey Tree Expert Company - 2019 Proxy Statement

REPORT OF THE AUDIT COMMITTEE
Management has the primary responsibility for the integrity of the Company's audited consolidated financial statements and the financial reporting process, including the system of internal control over financial reporting.
Deloitte, the Company's principal independent auditor, is responsible for conducting independent audits of the Company's consolidated financial statements and the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the "PCAOB") and expressing an opinion on the consolidated financial statements and the effectiveness of internal control over financial reporting based upon those audits. The Audit Committee is responsible for overseeing the conduct of these activities by management and the principal independent auditor.
As part of its oversight responsibility, the Committee has reviewed and discussed the audited consolidated financial statements, and the results of management's assessment of the effectiveness of the Company's internal control over financial reporting and the independent auditor's audit of internal control over financial reporting, with management and Deloitte. The Committee reviewed with Deloitte the matters required to be discussed by PCAOB General Auditing Standards AS 1301, "Communications with Audit Committees," and such other matters as the Committee and the auditors are required to discuss under auditing standards generally accepted in the United States. Additionally, the Committee received the written disclosures and the letter from Deloitte to the Committee required by applicable requirements of the PCAOB regarding the independent auditor's communications with the Committee concerning independence and discussed with Deloitte its independence from the Company and its management.
Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the 2018 audited consolidated financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.
By the Audit Committee of the Board of Directors: Douglas K. Hall (Chair), William J. Ginn, Donald C. Brown, Catherine M. Kilbane and John E. Warfel.

The Davey Tree Expert Company - 2019 Proxy Statement

GENERAL
Voting at the Meeting
Shareholders of record at the close of business on March 15, 2019 are entitled to notice of and to vote at the Annual Meeting of shareholders. On that date, a total of 23,112,068 of our common shares were outstanding and entitled to vote. Each of our common shares is entitled to one vote.
Each shareholder has the right to vote cumulatively if any shareholder gives notice in writing to our President, any Vice President or our Secretary at least 48 hours before the time set for the meeting and an announcement of the notice is made at the beginning of the meeting by the Chairman or the Secretary, or by or on behalf of the shareholder giving notice. If cumulative voting is in effect, shareholders will be entitled to cast a number of votes equal to the number of shares voting multiplied by the number of directors to be elected. A shareholder may cast all of these votes for one nominee or distribute them among several nominees, as that shareholder sees fit. If cumulative voting is in effect, shares represented by each properly signed proxy card will also be voted on a cumulative basis, with the votes distributed among the nominees in accordance with the judgment of the persons named in the proxy card.
For Proposal 1, under Ohio law, directors are elected by a plurality of the votes of our shareholders present at a meeting at which a quorum is present.
Abstentions, but not non-votes, are counted towards quorum and tabulated in determining the votes present at the meeting. Consequently, except as provided in the 401KSOP and ESOP Plan, withhold and non-votes will not have any effect on Proposal 1. If a nominee listed on page 4 or 5 becomes unable or declines to serve as a director, each properly signed proxy card will be voted for another person recommended by the Board of Directors. However, the Board of Directors has no reason to believe that this will occur.
Other than as presented in this Proxy Statement, the Board of Directors knows of no other matters that will be presented at the meeting. However, if other matters do properly come before the meeting, the person named in the proxy card will vote on these matters in accordance with his or her best judgment.
Expenses of Requesting Proxies
We will bear the expense of preparing, printing, and making available this Notice of Annual Meeting and Proxy Statement. As set out in our "Important Notice Regarding the Availability of Proxy Materials" mailed to shareholders on or about April 5, 2019, our shareholders may view and print proxy materials by accessing our Internet website at www.davey.com or request proxy materials by telephone, e-mail or in person. In addition to solicitations by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, e-mail or other electronic means, or in person. These persons will not receive additional compensation for soliciting proxies. We will ask custodians, nominees, and fiduciaries to send proxy materials to beneficial owners in order to obtain voting instructions and will, upon request, reimburse them for their reasonable expenses for mailing the proxy materials.
Annual Report and Form 10-K
Our Annual Report to Shareholders, including summary financial information for the year ended December 31, 2018, will be mailed to our shareholders of record and beneficial owners with their individual proxy cards. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, our 2018 Annual Report, our Proxy Statement, Notice letter and blank proxy cards are available on our Internet website at www.davey.com.

For the Board of Directors

/s/ Joseph R. Paul
Joseph R. Paul
Executive Vice President, Chief Financial Officer and Secretary
April 5, 2019

The Davey Tree Expert Company - 2019 Proxy Statement

Your vote is important.

Annual Meeting
Tuesday, May 21, 2019
5:00 p.m., Eastern Daylight Time

The Davey Tree Expert Company
Corporate Headquarters, Davey Institute Building
1500 North Mantua Street, Kent, Ohio 44240

THE DAVEY TREE EXPERT COMPANY Annual Meeting of Shareholders to be held on May 21, 2019	PROXY

This Proxy is solicited by the Board of Directors. At the Annual Meeting of Shareholders to be held May 21, 2019, and at any adjournment or postponement thereof, Christopher J. Bast, Gregory M. Ina, Dan A. Joy, Brent R. Repenning, Thea R. Sears, James F. Stief and each of them, with full power of substitution in each, are hereby authorized to represent me and to vote my shares on the following:

	For	Withhold
Proposal 1 - Election of nominees for director. The Board of Directors recommends a vote FOR all listed nominees.
William J. Ginn	☐	☐
Douglas K. Hall	☐	☐
Alejandra Evans	☐	☐

Any other matter that may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends that you vote to elect the nominees listed on Proposal 1.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendation. If cumulative voting is in effect, shares represented by each properly executed proxy card will also be voted on a cumulative basis, with the votes distributed among the nominees in accordance with the judgment of the persons named in the proxy card.

Non-Voting Item - Change of address, please print new address below:

Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Control Number	Number of Shares	Date (mm/dd/yyyy)	Signature 1	Signature 2 and/or Title

Sign, date and mail this Proxy in the postage-paid envelope provided to: The Davey Tree Expert Company, Attn: PROXY, 1500 North Mantua Street, P.O. Box 5193, Kent, OH 44240-9974.

Please return your PROXY promptly. Thank you.

THE DAVEY TREE EXPERT COMPANY Annual Meeting of Shareholders to be held on May 21, 2019	PROXY

This voting instruction is solicited by Argent Trust Company (the “Trustee”) as trustee of The Davey 401KSOP and ESOP (the “Plan”). To the Argent Trust Company, Trustee of The Davey 401KSOP and ESOP: As a participant, and a named fiduciary in the Plan, I hereby direct the Trustee to vote in person or by proxy at the Annual Meeting of Shareholders to be held May 21, 2019, and at any adjournment or postponement thereof, as shown below.

	For	Withhold
Proposal 1 - Election of nominees for director. The Board of Directors recommends a vote FOR all listed nominees.
William J. Ginn	☐	☐
Douglas K. Hall	☐	☐
Alejandra Evans	☐	☐

Any other matter that may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends that you vote to elect the nominees listed on Proposal 1. I direct the Trustee to vote the shares allocated to my account as of the record date in accordance with this voting instruction card.

☐
I direct the Trustee to vote the proportionate number of “nondirected” shares (shares allocated to other participants in the Plan for which the Trustee does not receive voting instructions) for which I may give voting instructions under the terms of the Plan in accordance with this voting instruction card.

This voting instruction card, when properly executed and timely received, will be voted in the manner directed herein. If the Trustee does not receive this card by May 20, 2019, your shares will be voted, as provided in the Plan, proportionately in accordance with directions received from other participants in the Plan. If you wish to vote the “nondirected” shares differently from the shares allocated to your account, you may do so by requesting a separate voting instruction card from the Trustee at Argent Trust Company, Attn: Susan M. Longmire, 1100 Abernathy Road, 500 Northpark, Suite 550, Atlanta, GA 30328.

Non-Voting Item - Change of address, please print new address below:

Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Control Number	Number of Shares	Date (mm/dd/yyyy)	Signature 1	Signature 2 and/or Title

Sign, date and mail this Proxy in the postage-paid envelope provided to: The Davey Tree Expert Company, c/o Alliance Shareholder, PO Box 1942, South Hackensack, NJ 07606-9986.

Please return your PROXY promptly. Thank you.